File No. 333-_______

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA GROWTH EQUITY INVESTMENT LTD.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

A12 Jianguomenwai Avenue
NCI Tower, Suite 1602
Beijing, PRC 100022
86-10-6569-3988
 (Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Jin Shi, Chief Executive Officer
China Growth Equity Investment Ltd.
A12 Jianguomenwai Avenue
NCI Tower, Suite 1602
Chaoyang District
Beijing, PRC 100022
86-10-6569-3988

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 818-8800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

William N. Haddad, Esq. Yvan-Claude Pierre, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 (212) 835-6000 (212) 835-6001 – Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 (213) 687-5600– Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one Ordinary Share, $.001 par value, and one Warrant(2)	6,900,000 Units	$10.00	$69,000,000	$8,010.90
Ordinary Shares included as part of the Units(2)	6,900,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	6,900,000 Warrants	—	—	—	(3)

Total			$69,000,000	$8,010.90

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 900,000 Units and 900,000 Ordinary Shares and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, APRIL 5, 2011

PROSPECTUS

$60,000,000

CHINA GROWTH EQUITY INVESTMENT LTD.

6,000,000 Units

China Growth Equity Investment Ltd. is a Cayman Islands limited life exempted company organized as a blank check company for the purpose of directly or indirectly acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of an operating business through contractual arrangements, that has its principal business and/or material operations located in the People’s Republic of China.  As a limited life exempted company, we will continue in existence only until __________________, 2013.  Pursuant to our memorandum and articles of association, our failure to consummate our initial business combination by this deadline will trigger the winding-up of our company, and we will liquidate and distribute the proceeds held in the trust account and any remaining net assets to our public shareholders.  Our efforts to identify a prospective target business will not be limited to a particular industry.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities.  Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant.  Each warrant entitles the holder to purchase one ordinary share at a price of $12.00.  Each warrant will become exercisable on the later of one year after the date of this prospectus and 30 days following the consummation of our initial business combination, and will expire on the fifth anniversary of the consummation of our initial business combination, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 900,000 units  solely to cover over-allotments, if any (over and above the 6,000,000 units referred to above).  The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

Chum Capital Group Limited, an affiliate of our executive officers, and Mr. Xuechu He and Mr. Teng Zhou, two of our directors, have committed to purchase from us an aggregate of 3,966,667 warrants at $0.75 per warrant (for a total purchase price of $2,975,000).  These purchases will take place on a private placement basis on the date of this prospectus.  All of the proceeds we receive from the purchases will be placed in the trust account described below.  These insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case, so long as they are still held by these purchasers or their permitted assigns.  The purchasers have agreed that the insider warrants will not be sold or transferred by them until 30 days after we have completed our initial business combination, other than to certain limited permitted transferees.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have our units, our ordinary shares and our warrants listed on the Nasdaq Capital Market under the symbols CGEIU, CGEI and CGEW, respectively, on or promptly after the date of prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the fifth business day following the earliest to occur of the expiration of the over-allotment option, its exercise in full or the announcement of the underwriters’ intention not to exercise any remaining portion of the over-allotment option, unless Deutsche Bank Securities Inc. determines to allow earlier separate trading.  In any case, separate trading of the ordinary shares and warrants is subject to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to trade on the Nasdaq Capital Market, however, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$10.00	$0.70	$9.30
Total	$60,000,000	$4,200,000	$55,800,000

(1)
Includes up to $0.40 per unit, or $2,400,000 in the aggregate (or $2,760,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account.  Such funds will be released to the underwriters only upon completion of our initial business combination, as described in this prospectus.  See “Underwriting” beginning on page 107.

Upon consummation of this offering, an aggregate of $59,700,000 (or $9.95 per unit sold to the public in this offering), or an aggregate of $68,430,000, or $9.92 per unit in the event the over-allotment option is exercised, will be deposited into a trust account at JP Morgan Chase, maintained by American Stock Transfer & Trust Company acting as trustee.  These funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation (which may not occur until __________, 2013, twenty-four months from the date of the consummation of this offering). Notwithstanding the foregoing, there can be released to us from the trust account (1) interest earned on the funds in the trust account that we need to pay our income tax obligations and for our working capital requirements, and (2) any amounts necessary to purchase up to 15% of the shares sold in this offering.

We are offering the units for sale on a firm-commitment basis.  Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in this offering on or about  _____________, 2011.

Deutsche Bank Securities

Morgan Joseph TriArtisan

_______ ___, 2011

CHINA GROWTH EQUITY INVESTMENT LTD.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus.  For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.  Unless otherwise stated in this prospectus:

•	“Companies Law” refers to the Companies Law (2010 Revision) of the Cayman Islands;

•	“founder shares” refers to the shares held by our initial shareholders prior to this offering;

•	“initial shareholders” refers to all of our shareholders prior to this offering, including all of our officers and directors;

•	“insider warrants” refers to the 3,966,667 warrants we are selling privately to Chum Capital Group Limited and two of our directors simultaneously with the completion of this offering;

•	“public shares” means the ordinary shares which are being sold as part of the units in this public offering.

•
“public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such shares;

•	references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

•	references to “$” refer to the legal currency of the U.S.;

•	references to “RMB” refer to Renminbi, the legal currency of the PRC;

•	references to “we,” “us” or “our company” refer to China Growth Equity Investment Ltd.; and

•	unless otherwise specified, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands limited life blank check company organized on January 18, 2010 as an exempted company with limited liability.  Exempted companies are Cayman Islands companies, the objects of which are to be carried out mainly outside the Cayman Islands.  As an exempted company, we have obtained, an undertaking from the Cayman Islands authorities that for 20 years from the date of issue of the undertaking, no law that is enacted in the Cayman Islands imposing any tax or duty to be levied on income, profits, gains or appreciation shall apply to us or our operations.

We were formed with the purpose of directly or indirectly acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal business and/or material operations located in the PRC (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China).  Our efforts to identify a prospective target business will not be limited to a particular industry.

Our management team represents a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience in the PRC.  We believe that the combination of the backgrounds of our management team and their networks of contacts will provide us with access to unique opportunities to effect our initial business combination.

Our management team, including our executive officers and the majority of our directors, has already been involved in the initial public offerings and the subsequent consummation of business combinations for two U.S. listed prior blank check companies focused on acquisition targets with operations in China as well as having acted as advisor to two companies which each completed transactions with blank check companies.  ChinaGrowth North Acquisition Corporation completed an initial public offering in January 2007, raising gross proceeds of approximately $40 million at an offering price of $8.00 per unit.  In January 2009, ChinaGrowth North Acquisition Corporation merged with UIB Group Limited (OTCBB: CGNXF.OB), an insurance brokerage firm in China.  ChinaGrowth South Acquisition Corporation completed an initial public offering in January 2007, raising gross proceeds of approximately $40 million at an offering price of $8.00 per unit.  In January 2009, ChinaGrowth South Acquisition Corporation merged with Olympia Media Holdings Limited, an aggregator and operator of print media businesses in China, which was renamed China TopReach, Inc. (OTCBB: CGSXF.OB) post-acquisition.  Mr. Michael W. Zhang continues to serve as an independent director of China TopReach Inc.  Mr. Zhang is a Director of Chum Capital Group Limited, a merchant banking firm in China which acted as the sole advisor to Origin Agritech Ltd. (NASDAQ:SEED) and Hollysys Automation Technologies, Ltd. (NASDAQ:HOLI) in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation.

We do not anticipate or plan to deviate from the disclosure contained in the prospectus; however, it is possible that we may deviate from the disclosure in this prospectus in the future, and investors may have limited recourse if we so deviate.  Our management team has not been involved with prior blank check companies that have deviated from the disclosure contained in the prospectus for that blank check company.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries.  We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity, which have led China to have one of the highest gross domestic product growth rates among major industrial countries in the world as well as strong growth in many sectors of its economy driven, in part, by emerging private enterprises.  Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals.  These may make it more difficult for us to consummate our initial business combination.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.  We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company.  Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until __________________, 2013 to consummate our initial business combination.  Pursuant to our memorandum and articles of association, our failure to consummate our initial business combination by _________, 2013 will trigger the winding-up of our company, and we will liquidate and distribute the proceeds held in the trust account and any remaining net assets to our public shareholders.

We will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), including the deferred portion of the underwriting discount.  There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our initial business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the Securities and Exchange Commission, or SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or we decide to hold a shareholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

In addition, most blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we are not subject to this requirement, and because we are not required to obtain a controlling interest in a target, we will have additional flexibility in identifying and selecting a prospective acquisition candidate.

We are incorporated under the laws of the Cayman Islands, and all of our assets will be located outside the U.S.  In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the U.S., including the PRC, and all or a substantial portion of their assets are located outside the U.S.  As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.  Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S.  Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors and their affiliate, Chum Capital Group Limited, has agreed, until the earliest of our initial business combination, our liquidation or, in the case of individuals, such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. In addition Chum Capital has granted us a right of first refusal for any investment in excess of $25 million and/or investments in companies seeking a public offering.

Our principal executive offices are located at NCI Tower, A12 Jianguomenwai Ave., Chaoyang District, Beijing, PRC 100022 and our telephone number is (86) 10-6569-3988.

THE OFFERING

Securities offered by the Company	6,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one warrant.

Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus.  The ordinary shares and warrants comprising the units will begin separate trading on the fifth business day following the earliest to occur of the expiration of the over-allotment option, its exercise in full or the announcement of the underwriters’ intention not to exercise any remaining portion of the over-allotment option, unless Deutsche Bank Securities Inc. determines to allow earlier separate trading.  In no event will separate trading of the ordinary shares and warrants begin until we have filed the Form 8-K described below and have issued a press release announcing when such separate trading will begin.  We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading.  The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.  If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

The units will continue to trade along with the ordinary shares and warrants after the units are separated.  Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.

Founder shares
Our existing shareholders beneficially own 1,725,000 ordinary shares which they purchased for approximately $0.013 per ordinary share. The founder shares held by our initial shareholders include an aggregate of 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial shareholders purchase units in this offering).

Insider warrants
3,966,667 insider warrants at $0.75 per warrant (for a total purchase price of $2,975,000) will be sold to Chum Capital Group Limited, an affiliate of Xuesong Song, our Chairman and Chief Financial Officer, and Jin Shi, our Chief Executive Officer and a Director, and Xuechu He, our Vice Chairman and Director, and Teng Zhou, a Director, pursuant to letter agreements among us and such purchasers.  These purchases will take place on a private placement basis on the date of this prospectus.  The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement.  The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their permitted transferees.  The insider warrants will not be transferable or saleable (except to certain permitted transferees) until 30 days after the completion of our initial business combination.  No commissions, fees or other compensation will be payable in connection with the private placement. If we do not complete our business combination, the $2,975,000 purchase price of the insider warrants will become part of the amount payable to our public shareholders upon our dissolution and the subsequent liquidation of the trust account, and the insider warrants will expire worthless.

Ordinary shares:

Number outstanding before this offering	1,725,000 shares1

Number to be outstanding after the initial public offering	8,625,000 shares1

Warrants:

Number to be sold to initial shareholders	3,966,667 warrants

Number to be outstanding after this offering and sale to initial shareholders	10,866,667 warrants2

Exercisability	Each warrant is exercisable for one ordinary share.

Exercise price	$12.00

Exercise period
The warrants will become exercisable on the later of one year after the date of this prospectus and 30 days following the consummation of our initial business combination.  However, the warrants will only be exercisable if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current.  The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the consummation of our initial business combination, or earlier upon redemption.

1 Assumes full exercise of the over-allotment option and includes 225,000 ordinary shares that are subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full.

2 Assumes full exercise of the over-allotment option.

Redemption	We may redeem the outstanding warrants (excluding the insider warrants):

• in whole and not in part,

• at a price of $.01 per warrant at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

•            if, and only if, the last sales price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date.  However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing ordinary share price and the warrant exercise price.

Proposed symbols for our:

Units	CGEIU

Ordinary shares	CGEI

Warrants	CGEW

Offering proceeds to be held in trust
$56,725,000 of the net proceeds of this offering, plus the $2,975,000 we will receive from the sale of the insider warrants, for an aggregate of $59,700,000, or $9.95 per unit sold to the public in this offering, will be placed in a trust account at JP Morgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus.  This amount includes up to $2,400,000 ($0.40 per unit) of deferred underwriting discounts and commissions payable to the underwriters, as follows: (1) 2% of the gross proceeds of this offering reduced by the aggregate redemption price of the public shares redeemed in connection with the consummation of our initial business combination, up to $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, will be automatically released to the underwriters upon completion of our initial business combination, and (2) up to 2% of the gross proceeds of this offering, up to a maximum of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, that we may pay to the underwriters in our sole discretion.

Except as set forth below, these proceeds will not be released until the earlier of (1) the completion of our initial business combination, or (2) the redemption of 100% of our public shares if we are unable to consummate a business combination within the required time frame.

Notwithstanding the foregoing, there can be released to us from the trust account (1) interest earned on the funds in the trust account that we need to pay our income tax obligations and for our working capital requirements, and (2) any amounts necessary to purchase up to 15% of the shares sold in this offering.  With these exceptions, expenses incurred by us may be paid prior to a business combination only from $725,000 of the net proceeds of this offering not held in the trust account.

Limited payments to initial shareholders
There will be no fees or other cash payments paid by us or a target business to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

• repayment of loans in the aggregate amount of $200,000, bearing no interest, made to us by, Xuesong Song to cover offering expenses;

•     payment to Chum Capital Group Limited of $10,000 per month for office space, utilities and certain general and administrative services, including but not limited to receptionist, secretarial and general office services; and

•     reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business combination is consummated). Expense reimbursements will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Memorandum and Articles of Association
Our memorandum and articles of association provide that we will continue in existence only until ______________, 2013.  Our failure to consummate a business combination by this deadline will trigger the winding-up of our company, and we will liquidate and distribute the proceeds held in the trust account (described below) and any remaining net assets to our public shareholders. No shareholder vote will be required to commence our winding-up and dissolution.

Our memorandum and articles of association also contain provisions designed to provide certain other rights and protections to our shareholders prior to the consummation of our initial business combination, including:

•     the right of public shareholders to exercise redemption rights and surrender their shares in lieu of participating in a proposed business combination; provided, however, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering;

•     in connection with a shareholder approval of any proposed initial business combination, no public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be permitted to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering, and all such shares in excess of 10% beneficially owned by any such public shareholders shall be voted by our management in favor of all proposals submitted for consideration at such meeting;

• limitation on shareholders’ rights to receive a portion of the trust account; and

• the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of directors.

The Companies Law permits a company domiciled in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of a special majority (at least two-thirds) of the company’s outstanding ordinary shares.  A company may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Article 169 of our memorandum and articles of association provides that Articles 169 to 174, dealing with provisions relating to business combinations, will not be amended prior to consummation of our initial business combination. Although under Cayman Island’s law, our shareholders are nevertheless able to amend the provisions relating to our proposed offering, structure and business plan, which are contained in Articles 169 through 174 of our memorandum and articles of association, our board of directors and management do not intend to initiate or propose any action to amend or waive these provisions.

Redemption rights for public shareholders upon consummation of our initial business combination
We will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.05 less than the per-unit offering price of $10.00 (approximately $0.08 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our initial business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or we decide to hold a shareholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies.

In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public shareholders through our tender offer or proxy solicitation materials, as applicable. Our memorandum and articles of association requires us to provide all of our shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.  This closing condition, combined with the lack of limitations on shareholder redemption, could mean that significantly less than all of our public shareholders will have the opportunity to redeem in connection with a business combination.  As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait the full 24 months from the closing of this offering in order to be able to receive their pro rata share of the trust account.

A shareholder vote would only be required by Cayman Islands law if the business combination was effected pursuant to the merger provisions or the scheme of arrangement provisions contained in the Companies Law. U.S. shareholders could not be excluded from such a vote. A merger pursuant to the Companies Law must be authorized by either (1) a special resolution (usually a two-thirds majority) of the shareholders of each constituent company voting together as one class if the shares to be issued to each shareholder in the consolidated or surviving company will have the same rights and economic value as the shares held in the relevant constituent company or (2) each constituent company through a shareholder resolution by a majority in number representing 75% in value of the shareholders. A scheme of arrangement pursuant to the Companies Law has to be approved through a shareholder resolution by a majority in number representing 75% in value of the shareholders. Once a scheme has been approved by shareholders, it must then be sanctioned by the Grand Court of the Cayman Islands.  If we hold a shareholder vote to approve our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we or our sponsor, officers, directors or advisors may enter into privately negotiated agreements with our shareholders to purchase their shares to influence the vote.

Redemption payments if we hold a shareholder vote	If we hold a shareholder vote to approve our initial business combination, public shareholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such shareholders follow the specific procedures for redemption that will be set forth in the proxy statement relating to the shareholder vote on a proposed initial business combination.

Limitation on redemption rights and voting rights of shareholders holding 10% or more of the public shares sold in the offering if we hold a shareholder vote
Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder in excess of 10% of the shares sold in this offering will not be converted to cash. We believe this restriction will prevent an individual shareholder or ‘‘group’’ from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Additionally, if we seek shareholder approval of any proposed initial business combination, no public shareholder, together with any affiliate or any other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination (including proposals to remove all blank-check related provisions from our amended and restated memorandum and articles of association) with respect to more than 10% of the shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) in excess of 10% shall be voted by our management in favor of all proposals submitted for consideration at such meeting. We believe this restriction will prevent an individual shareholder or “group” from obstructing all shareholders’ ability to consider and vote upon a transaction by accumulating large blocks of shares before the vote is held to approve a proposed business combination and attempt to force us to purchase its shares at a significant premium to the then current market price or provide it with some other form of inducement in exchange for its agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.

Unlike many other blank check companies, our public shareholders would not be required to vote against our initial business combination in order to exercise their redemption rights.

Permitted purchases of shares
Prior to the consummation of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (900,000 shares, or 1,035,000 shares if the over-allotment option is exercised in full) at any time commencing 60 days after the date of this prospectus and ending on the date immediately prior to the record date for the vote held to approve an initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially approximately $9.95 per share, or approximately $9.92 if the over-allotment option is exercised in full). We can purchase any or all of the 900,000 shares (or 1,035,000 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices (provided the price does not exceed the per-share amount then held in trust) and is otherwise in compliance with Rule 10b-18. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.

Liquidation if no business combination	As a limited life exempted company, we will continue in existence only until __________________, 2013.

If we have not completed a business combination within 24 months from the date of the consummation of this offering, public shareholders shall be entitled to receive a pro rata share of the trust account (which amount is initially anticipated to be approximately $9.95 per share ($9.92 if the over-allotment is exercised in full)).  If we are forced to liquidate, under the Companies Law, a liquidator would normally give at least 31 days’ notice to creditors by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, that we have been placed into liquidation and such creditors are required to submit particulars of their debts or claims to us, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired.

Pursuant to our memorandum and articles of association, upon the expiration of 24 months from the date of the consummation of this offering our purpose and powers will be limited to winding up our affairs and liquidating. Also included in our memorandum and articles of association are the provisions requiring the voluntary liquidation of our company at that time. All of our officers and directors directly or indirectly own ordinary shares in our company but have waived their right to receive distributions (other than with respect to ordinary shares, or any ordinary shares underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account, as part of any liquidation and distribution in the event we do not consummate a business combination within the required time period.

Until the consummation of our initial business combination, the funds held in the trust account will be our principal asset. Such funds may become subject to the claims of creditors or other parties. In order to protect the amounts held in the trust account, our officers and directors have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver, enforceable under law, of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver, enforceable under law, of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our officers and directors to enforce their indemnification obligations, and intend to pursue such actions, our officers and director may not be able to satisfy those obligations, if required to do so.

As a result of the foregoing, we cannot assure you that the per ordinary share distribution from the trust account, if we liquidate, will not be less than $9.95 ($9.92 if the over-allotment is exercised in full), plus interest then held in the trust account.

We will pay the costs associated with our distribution and the liquidation of the trust account from our remaining assets outside of the trust account or any portion of the interest earned on the trust account, all of which we are permitted to use for working capital, that we have not drawn from the trust account. We expect that all costs associated with the implementation and completion of our voluntary liquidation will be funded by any funds not held in our trust account or which we are permitted to withdraw from the trust account, although we cannot assure you that there will be sufficient funds for such purpose.  If such funds are insufficient, Chum Capital Group Limited has contractually agreed to advance us up to $15,000 which is expected to be sufficient to fund the cost to complete such liquidation.

Escrow of founder shares
On the date of this prospectus, all of our initial shareholders, including all of our officers and directors, will place their founder shares and insider warrants into an escrow account maintained in New York, New York by American Stock Transfer & Trust Company, acting as escrow agent.  The insider warrants will not be transferable or saleable until 30 days following completion of our initial business combination.  Subject to certain limited exceptions (as described below), the founder shares will not be transferable or saleable until 12 months following completion of our initial business combination; provided however, these shares will be released from escrow if (1) with respect to 50% of such shares, when the closing price of our ordinary shares equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (2) with respect to 50% of such shares, when the closing price of our ordinary shares equals or exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities.  Our initial shareholders have agreed that up to 225,000 of the founder shares will be forfeited by them on a pro rata basis to the extent the underwriters’ over-allotment option is not exercised in full.

Restriction on transfer of founder shares and insider warrants
Our existing shareholders and insider warrant holders will be permitted to transfer all or a portion of the founder shares and insider warrants to their permitted transferees or assigns. Prior to their release from escrow, the securities may only be transferred or assigned: (1) to us or any of our officers, directors and employees, or any affiliates or family members of such individuals, (2) by gift to an affiliate or a member of the holder’s immediate family or to a trust or other entity, the beneficiary of which is one of its officers or directors or a member of their respective immediate families, (3) by virtue of the laws of descent and distribution upon death of any holder, (4) pursuant to a qualified domestic relations order, (5) with respect to limited liability companies and partnerships to their respective members or partners, (6) by certain pledges to secure obligations incurred in connection with purchases of our securities, or (7) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased, in the case of each of clauses (1) through (7), where the transferee agrees to the terms of the escrow agreement.

Conflicts of Interest

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities.  In addition, conflicts of interest may arise when our board evaluates a particular business opportunity.  We cannot assure you that any conflict will be resolved in our favor.

Under Cayman Islands law, our directors have fiduciary duties to act honestly, in good faith and with a view to our best interests.  Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association.  In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.  The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Priority/Preference Relative to China Growth Equity Investment Ltd.

Xuesong Song	Mobile Vision Communication Ltd.
Mr. Song is a director of Mobile Vision Communication Ltd. or MVC. MVC is a mobile media content provider and distributor in the PRC. In the event that we seek to acquire an operating business in the mobile media industry in the PRC, a conflict may arise because Mr. Song has a pre-existing relationship with MVC. Such conflict is likely to be resolved in favor of MVC as Mr. Song must present acquisitions on the mobile media sector in the PRC to MVC before presenting to us.

Xuechu He	Honbridge Holdings Ltd.
Mr. He is the chairman of Honbridge Holdings Ltd., a Hong Kong listed investment holding company that focuses on the new and traditional energy and resources sector, highly purified silicon business, as well as publication. In the event that we seek to acquire an operating business in the energy industry in the PRC, a conflict may arise because Mr. He has a pre-existing relationship with Honbridge Holdings Ltd. Such conflict is like to be resolved in favor of Honbridge Holdings Ltd. as Mr. He must present acquisitions on the energy sector in the PRC to Honbridge Holdings Ltd. before presenting to us.

Michael W. Zhang	China TopReach Inc.
Mr. Zhang is a director of China TopReach Inc. or CTR. CTR is an aggregator and operator of print media businesses in the PRC. In the event that we seek to acquire an operating business in the print media sector in the PRC, a conflict may arise because Mr. Zhang has a pre-existing relationship with CTR. Such conflict is likely to be resolved in favor of CTR as Mr. Zhang must present acquisition opportunities in the print media business in the PRC to CTR before presenting to us.

Helios Capital Management Co., Ltd.
Mr. Zhang is also the Managing Partner of Helios Capital Management Co., Ltd.. or Helios, a private equity firm focused on Chinese growth companies.  In the event that we seek to acquire a Chinese growth company, a conflict may arise because Mr. Zhang has a pre-existing relationship with Helios, which may be resolved in favor of Helios.

In addition, Xuesong Song, Jin Shi and Michael W. Zhang are each affiliated with Chum Capital Group Limited.  Chum Capital Group Limited is a privately owned merchant bank which invests in growth companies and advises mid-market companies in accessing international capital markets through public listing or mergers and acquisitions.  We do not believe there is any conflict between Messrs. Song’s, Shi’s and Zhang’s responsibilities at Chum Capital Group Limited and their obligations to our company because Chum Capital Group Limited does not make investments in excess of $15 million, and we expect that our initial business combination will be well in excess of this threshold. In addition Chum Capital has granted us a right of first refusal for any investment in excess of $25 million and/or investments in companies seeking a public offering.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.  For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.”  Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc.  You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus.  We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2010
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$(89,999)	$58,037,654
Total assets	278,864	60,437,654
Total liabilities	257,373	2,400,000
Value of ordinary shares which may be redeemed for cash	—	53,037,653
Shareholders’ equity	21,491	5,000,001

(1)	Includes the $2,975,000 we will receive from the sale of the insider warrants.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the insider warrants, repayment of the $200,000 loan made to us by one of our insiders, and the payment of the estimated expenses of this offering.

The “as adjusted” working capital and total assets amounts include the $59,700,000 to be held in the trust account, which will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.  The total amount to be placed in trust includes up to $2,400,000 of deferred underwriting discounts and commissions payable to the underwriters, as follows: (1) 2% of the gross proceeds of this offering reduced by the aggregate redemption price of the public shares redeemed in connection with the consummation of our initial business combination, up to $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, will be automatically released to the underwriters upon completion of our initial business combination, and (2) up to 2% of the gross proceeds of this offering, up to a maximum of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, that we may pay to the underwriters in our sole discretion.  If a business combination is not consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.05 less than the per-unit offering price of $10.00 (approximately $0.08 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our initial business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should consider carefully the material risks described below, which we believe represent all the material risks related to this offering, together with the other information contained in this prospectus, before making a decision to invest in our units.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently organized development stage company with no operating results to date.  Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities.  Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business.  We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective business combination candidates.  Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We will not generate any revenues or income (other than interest income on the proceeds from this offering) until, at the earliest, after the consummation of our initial business combination. A business combination may not occur.

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may consummate our initial business combination even though a substantial number or majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote before we consummate our initial business combination unless the business combination would require shareholder approval under applicable law or if we decide to hold a shareholder vote for business or other legal reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding ordinary shares do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding our initial business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on our initial business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder in excess of 10% of the shares sold in this offering will not be converted to cash. We believe this restriction will prevent an individual shareholder or ‘‘group’’ from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Additionally, if we seek shareholder approval of any proposed initial business combination, no public shareholder, together with any affiliate or any other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination (including proposals to remove all blank-check related provisions from our amended and restated memorandum and articles of association) with respect to more than 10% of the shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) in excess of 10% shall be voted by our management in favor of all proposals submitted for consideration at such meeting. We believe this restriction will prevent an individual shareholder or “group” from obstructing all shareholders’ ability to consider and vote upon a transaction by accumulating large blocks of shares before the vote is held to approve a proposed business combination and attempt to force us to purchase its shares at a significant premium to the then current market price or provide it with some other form of inducement in exchange for its agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.

The ability of our shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we have a minimum net worth or a certain amount of cash. If too many shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our memorandum and articles of association require us to provide all of our shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

We do not know how many shareholders will exercise their redemption rights in connection with our initial business combination. If our initial business combination requires us to use substantially all of our cash to pay the purchase price we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we hold a shareholders meeting to approve a business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not holders of our initial shares) the right to have his, her, or its ordinary shares converted into cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such shares over 10% or sell them in the open market. We cannot assure you that the value of such shares will appreciate over time following a business combination or that the market price of our ordinary shares will exceed the per-share conversion price.

If we hold a shareholders meeting to approve our business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising voting rights with respect to more than 10% of the shares sold in this offering.

If we determine to hold a meeting to approve our initial business combination, no public shareholder, together with any affiliate or any other person acting in concert or as a “group,” shall be permitted to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. All such shares in excess of 10% beneficially owned by any such public shareholders shall be voted by our management in favor of all proposals submitted for consideration at a meeting. Accordingly, if you purchase more than 10% of the shares sold in this offering, you will be restricted from exercising voting rights with respect to any shares beneficially owned by you in excess of 10% of the shares sold in this offering.

Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, ordinary shares and/or warrants.

Unlike many blank check companies, prior to the consummation of our initial business combination, funds may be released to us from the trust account to purchase up to 15% of the shares sold in this offering (900,000 shares, or 1,035,000 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the earlier of (1) the date immediately prior to the date on which the vote held to approve an initial business combination is to occur and (2) the date we decide to engage in a tender offer. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information.  Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities.  The termination of the support provided by these purchase may materially adversely affect the market price of our securities.

We may not be able to consummate a business combination within the required time frame, in which case, we will dissolve and liquidate our assets.

Pursuant to our memorandum and articles of association we must complete our initial business combination within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will, in accordance with our memorandum and articles of association, liquidate and subsequently dissolve. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 24 months before receiving liquidation distributions.

We have 24 months in which to complete our initial business combination.  We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination or if we receive shareholder approval to consummate a business combination prior thereto and only then in cases where shareholders have sought redemption of their shares.  Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete our initial business combination.  Accordingly, investors’ funds may be unavailable to them until such date.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they redeem their respective ordinary shares for cash upon the consummation of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws.  However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419.  Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 24 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account.  Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If we seek shareholder approval of our business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules.  Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination.  Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller.  Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.  In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.  Although neither we nor they currently anticipate paying any premium purchase price to the amount in trust for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration.  In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares.  Such shareholders will experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium.  In addition, in the event we seek shareholder approval of our initial business combination, funds may be released to us from the trust account to purchase up to 15% of the shares sold in this offering (900,000 shares, or 1,035,000 shares if the underwriters’ over-allotment option is exercised in full). Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2), where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met.  This may result in the consummation of our initial business combination that may not otherwise have been possible and that a majority of our shareholders may not approve our initial business combination.

Our purchases of ordinary shares in the open market or in privately negotiated transactions would reduce the funds available to us after the business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the consummation of our initial  business combination from shareholders who would have otherwise elected to have their shares redeemed.  In addition, in the event we seek shareholder approval of our initial business combination, our memorandum and articles of association will permit the release to us from the trust account of amounts necessary to purchase up to 15% of the shares sold in this offering (900,000 shares, or 1,035,000 shares if the over-allotment option is exercised in full).  As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after our initial business combination.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts and enforce federal securities laws or other legal rights may be limited.

We are a company incorporated under the laws of the Cayman Islands, and all of our assets will be located outside the U.S.  In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the U.S., including the PRC, and all or a substantial portion of their assets are located outside the U.S.  As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.  Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S.  Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law and the common law of the Cayman Islands.  The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.  The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.  The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S.  In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.  In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

The Cayman Islands Courts have no jurisdiction to enforce directly or indirectly the penal and/or revenue laws of another country.  It follows that were a judgment of a U.S. Court based on U.S. securities law  to be construed by the Cayman Islands Court as being penal in nature the Cayman Islands Court would not enforce it.  Whether a judgment of a U.S. Court is construed as being penal in nature is a matter of Cayman law and would be considered by the Cayman Courts on a case by case basis.

There is no statutory recognition in the Cayman Islands of judgments obtained in the U.S., although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non penal judgment of a foreign court of competent jurisdiction without retrial on the merits.  The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

The majority of our directors and officers reside outside of the U.S. and all of our assets will be located outside of the U.S. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the U.S.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, it may be difficult, or in some cases not possible, for investors in the U.S. to enforce their legal rights, to effect service of process upon majority of our directors or officers or other individuals resident in the PRC, to bring an original action to enforce liabilities based on the U.S. federal securities laws, to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws, and criminal penalties on our directors and officers or other individuals resident in the PRC under U.S. laws.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

We may have insufficient resources to cover our operating expenses and the expenses of pursuing a business combination and, if necessary, effecting our dissolution and liquidation.

Our estimates of these expenses as described in this prospectus are based upon our management’s estimate of the amount required for these purposes. However, these estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity fees or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of our initial business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing from our management or third parties. We may not be able to obtain additional financing on favorable terms, if at all, and our management is not obligated to provide any additional financing, although Chum Capital Group Limited has agreed to advance up to $15,000 to fund the cost to complete a liquidation, if required.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may issue shares of our capital stock to complete our initial business combination, which may reduce the relative ownership of our shareholders and cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 60,000,000 ordinary shares, par value $.001 per share, and 5,000,000 preferred shares, par value $.001 per share.  Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 42,533,333 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and 5,000,000 preferred shares.  Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary and preferred shares, to complete our initial business combination.  The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•
will likely cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

We may incur significant indebtedness in order to consummate our initial business combination.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 171 similarly structured blank check companies have completed initial public offerings in the U.S.  Of these companies, only 97 companies have consummated a business combination, while 1 other company has announced it has entered into a definitive agreement for a business combination, but has not consummated such business combination, and 65 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders.  Accordingly, there are approximately 8 blank check companies with more than $583 million in trust that are seeking to enter into a business transaction.  Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination.  While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose.  Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours.  Because of this competition, we cannot assure you that we will be able to effectuate our initial business combination within the required time period.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time.  However, our estimates may not be accurate.  We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business.  We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a contractual provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so.  If we entered into an agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Of the net proceeds of this offering, only $725,000 will be available to us initially outside the trust account to fund our working capital requirements.  While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination.  Interest rates on permissible investments have been less than 1% over the last several months.

The terms on which we may effect our initial business combination can be expected to become less favorable as we approach our liquidation deadline.

We will liquidate and promptly distribute only to our public shareholders the amount in our trust account (subject to our obligations under Cayman Islands law for claims of creditors) plus any remaining net assets if we do not effect our initial business combination within 24 months from the date of the consummation of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete our initial business combination within 24 months from the date of the consummation of this offering may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in the trust account. In the event that we do not effect our initial business combination within 24 months from the date of the consummation of this offering, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete our initial business combination within such time period, those expenses will be repaid by the target business. Consequently, even though under Cayman Islands law each of our officers and directors has a fiduciary duty to act in our best interests, such officers and directors may have an incentive to complete our initial business combination for reasons other than what is in our best interests and the best interest of our shareholders. For a more complete discussion of the fiduciary duties of our officers and directors, see the section entitled “Cayman Islands Company Considerations.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $9.95.

If we are unable to complete our initial business combination within 24 months from the consummation of this offering and are forced to liquidate our assets, the per-share liquidation distribution may be less than the initial $9.95 estimated funds in trust, because the proceeds deposited in the trust account could become subject to the claims of our creditors which could have higher priority than the claims of our public shareholders.  Therefore, the actual per-share liquidation price could be less than $9.95 (or $9.92 if over-allotment is exercised in full) because of certain expenses, including, without limitation, the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our memorandum and articles of association. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and the per-ordinary share liquidation price could be less than the $9.95 per ordinary share (or $9.92 if the over-allotment is exercised in full) held in the trust account, plus interest (net of any taxes due on such interest, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete our initial business combination and liquidate the company, our officers and directors will be liable if we did not obtain a valid and binding waiver enforceable under law from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the per share amount in the trust account below $9.95 a share (or $9.92 if the over-allotment is exercised in full). Our officers and directors may not be able to satisfy the obligations. The indemnification provisions are set forth in letter agreements executed by our officers and directors. The letter agreement specifically sets forth that in the event we obtain a valid and binding waiver, enforceable under law of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, service provider, prospective target business or other entity, the indemnification from our officers and directors will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders.  To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $9.95 per ordinary share (or $9.92 if the over-allotment is exercised in full).

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our memorandum and articles of association provide that we will continue in existence only until 24 months from the consummation of this offering. Our failure to consummate our initial business combination by this deadline will trigger the winding-up of our company, and we will liquidate and distribute the proceeds held in the trust account (described below) and any remaining net assets to our public shareholders.  No shareholder vote will be required to commence our winding-up and dissolution.  In such a situation, a liquidator would normally give at least 31 days’ notice to creditors by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, that the Company has been placed into liquidation and they are required to submit particulars of their debts or claims to the Company, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired.  As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice approximately one month before it takes place.  After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.  However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete our initial business combination within the required time period.  Pursuant to our memorandum and articles of association, failure to consummate our initial business combination within 24 months from the date of this offering will trigger an automatic winding-up of the company.  As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution.  Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.  However, the potential shareholder liability would only extend until the formal voluntary liquidation and dissolution of the Company pursuant to Cayman Islands law.

If we are unable to consummate our initial business combination within the required time periods, our purpose and powers will be limited to dissolving and winding up.  Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution.  Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although there may not be sufficient funds for such purpose.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.”  As a result, a bankruptcy court could seek to recover all amounts received by our shareholders.  Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after our termination, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets.  Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.  Claims may be brought against us for these reasons.

Our disinterested independent directors may decide not to enforce the indemnification obligations of our officers and directors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

Certain directors and officers have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent we have not obtained a valid and enforceable waiver from such parties. In the event that the proceeds in the trust account are reduced and one or more of our directors and officers assert that they are unable or unwilling to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against such directors and officers to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our directors and officers to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce the indemnification obligations of our directors and officers, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per ordinary share liquidation distribution could be less than the initial $9.95 per ordinary share (or $9.92 if the over-allotment is exercised in full) held in the trust account.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public shareholders will be exercisable, and we will not be obligated to issue ordinary shares unless, at the time such holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.  However, we may not be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise.  If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public shareholders may have no value, the market for such warrants may be limited and such warrants may expire worthless.  Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of ordinary shares even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $2,400,000 held in the trust account which represents deferred underwriting discounts and commissions and including deferred fees which are based on the amount remaining in the trust account upon closing of our initial business combination) will provide us with up to approximately $57,300,000 which will be held in the trust account and may be used by us to complete our initial business combination. It is probable that these funds will allow us to complete only a single business combination. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, a shareholder requesting redemption of his, her or its ordinary shares for cash may do so at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination. A shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender electronically such shareholder’s ordinary shares if he, she or it wishes to seek to exercise his, her or its redemption rights. There is a nominal cost associated with the above-referenced tendering process and the act of delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender the ordinary shares, see the section entitled “Proposed Business — Effecting a Business Combination.” Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process creates the risk of mistake by shareholders, including mis-delivery or any other defect in the tendering process, which could prevent them from effectively exercising their redemption rights.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.  Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business.  Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire.  To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities.  If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry.  Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.  An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may face particular risks if we try to acquire several assets or properties simultaneously.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and consequently delay our ability, to complete the business combination. If we choose to effect multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Further, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination.  With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.  If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.  While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel.  The role of our key personnel in the target business, however, cannot presently be ascertained.  Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place.  While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals may not prove to be correct.  These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements.  This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate our initial business combination with a target business in any geographic location or industry we choose so long as the target business has its principal business and/or material operations located in the PRC.  If we decide to complete our initial business combination with a target business that also has operations outside of the PRC or that operates in a field outside of the expertise of our officers and directors, our officers and directors may not have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our current officers and directors may resign upon consummation of our initial business combination.

Upon consummation of our initial business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a transaction whereby the shareholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination.  These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to our public shareholders.

Our key personnel will be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination.  Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of our initial business combination.  The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.  Therefore, this may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to our public shareholders.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.  This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments.  We do not intend to have any full time employees prior to the consummation of our initial business combination.  All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs.  If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates currently is a principal of, or affiliated or associated with, a blank check company although certain of our directors and officers have been in the past.  However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.  Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties.  Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business.  Furthermore, the officer or director who determines to present the target to another entity may not be held liable to us under Cayman Islands law.

Certain of our officers and directors own ordinary shares issued prior to this offering and will own warrants following this offering.  These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain of our officers and directors own, directly or indirectly, our ordinary shares that were issued prior to this offering.  Additionally, Chum Capital Group Limited and Mr. Xuechu He and Mr. Teng Zhou are purchasing insider warrants simultaneously with the consummation of this offering.  Our initial shareholders have waived their right to redeem their founder shares or any other shares purchased in this offering or thereafter, or to receive distributions upon our liquidation with respect to their founder shares if we are unable to consummate a business combination.  Accordingly, the shares acquired prior to this offering, as well as the insider warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination.  The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination.  Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

The Nasdaq Capital Market may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Although we anticipate our securities will be approved for listing on the Nasdaq Capital Market upon consummation of this offering, our securities may not continue to be listed on the Nasdaq Capital Market after the consummation of this offering. Additionally, it is likely that the Nasdaq Capital Market would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We may not be able to meet those initial listing requirements at that time.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•
a determination that our ordinary shares are “penny stocks,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to Nasdaq Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934.  Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.  As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

Prior to consummation of our initial business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its ordinary shares redeemed for a cash amount equal to a pro rata portion of the trust account (approximately $9.95 per share or approximately $9.92 if over-allotment is exercised in full); provided, however, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering.  Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redeemed, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect.  Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing.  Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination.  This may limit our ability to effectuate the most attractive business combination available to us.

If we require public shareholders who wish to redeem their shares in connection with the proposed business combination to comply with specific requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their shares in connection with the proposed business combination to comply with specific requirements for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.  Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them.  The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Unlike many other blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to consummate a business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we hold a shareholder vote to approve our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public shareholders through our tender offer or proxy solicitation materials, as applicable. Our memorandum and articles of association requires us to provide all of our shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meet certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 24-month time frame.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions.  Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates.  Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.  Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.  Furthermore, the obligation we have to seek shareholder approval of our initial business combination may delay the consummation of a transaction.  Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.  Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.  Because only 98 of the 171 blank check companies that have gone public in the U.S. since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.  If we are unable to consummate our initial business combination with a target business within the prescribed time period, we will be forced to liquidate.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our articles of association or governing instruments in a manner that will make it easier for us to consummate our initial business combination that our shareholders may not support.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. Our memorandum and articles of association can be amended by special resolution of the shareholders, i.e. by a resolution passed by a two-thirds majority. However, Article 169 of our memorandum and articles of association provides that Articles 169 to 174, dealing with the provisions relating to business combinations, will not be amended prior to consummation of our initial business combination. Our memorandum and articles of association do not contemplate offering redemption rights to our shareholders in connection with a proposed amendment to our memorandum and articles of association. All provisions in our memorandum and articles of association are amendable by special resolution of the shareholders, but our board of directors and management have no intention of proposing a resolution to amend the provisions in Articles 169 to 174 prior to the consummation of a business combination.  We cannot assure you that we will not seek to amend our charter or governing instruments in order to effect our initial business combination.  If we were to conduct any solicitation of our shareholders to amend our amended and restated articles of incorporation, including any solicitation to extend the 24-month period to consummate our initial business combination, we would conduct the solicitation in compliance with all procedural and disclosure requirements in the United States federal securities laws applicable to companies that have a class of securities registered under the Exchange Act and are domestic issuers.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction.  If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from redeeming shareholders exercising their redemption rights, we will be required to seek additional financing.  Such financing may not be available on acceptable terms, if at all.  In addition, if we consummate our initial business combination, we may require additional financing to fund the operations or growth of the target business.  The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.  None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders, including indirectly our officers and directors, controls a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering).  None of our officers, directors, initial shareholders or their affiliates have indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of our initial business combination.  Accordingly, you may not be able to exercise your voting rights to appoint and remove directors for up to 24 months from the date of the consummation of this offering.  If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome.  Accordingly, our initial shareholders will exert control at least until the consummation of our initial business combination.

Our initial shareholders paid approximately $0.013 per share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering.  Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution.  Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 76.95% or $7.70 per share (the difference between the pro forma net tangible book value per share $2.30, and the initial offering price of $10.00 per unit).  This is because investors in this offering will be contributing approximately 99.96% of the total amount paid to us for our outstanding securities after this offering but will only own 80% of our outstanding securities.  Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 6,000,000 ordinary shares as part of the units offered by this prospectus and insider warrants to purchase 3,966,667 ordinary shares.  To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business.  Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination.  Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.  Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.  If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem the public  warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied.  If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

If our initial shareholders exercise their registration rights with respect to their founder shares, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their founder shares at any time commencing three months prior to the date on which their shares may be released from escrow.  Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying ordinary shares at any time after we consummate our initial business combination.  If such securityholders exercise their registration rights with respect to all of their securities, then there will be an additional 1,500,000 ordinary shares (or 1,725,000 ordinary shares if the underwriters exercise the over-allotment option in full) and 3,966,667 warrants (as well as 3,966,667 ordinary shares underlying the warrants) eligible for trading in the public market.  The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities.  In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940.  Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company.  Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940.  To this end, the proceeds held in trust may be invested by the trustee only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.  By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other business combination candidates could cause us not to realize the benefits anticipated to result from a business combination.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from a business combination.

The determination for this offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities.  The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters.  Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies; and

•	general conditions of the securities markets at the time of this offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing shareholders which include Chum Capital Group Limited, an entity owned 100% by Xuesong Song and Jin Shi, Xuechu He and Teng Zhou, beneficially own 1,725,000 ordinary shares which they purchased for a purchase price of approximately $0.013 per ordinary share, which purchase price is significantly lower than the price to the public in this offering. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with our initial business combination. Although we believe that Dongying Sun, Xuechu He and Teng Zhou and Michael W. Zhang, members of our board of directors, are “independent” under the rules of the Nasdaq Capital Market, because they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our ordinary shares held by the public shareholders.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we anticipate our securities will  be approved for listing on the Nasdaq Capital Market, as of the date of this prospectus, there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. An active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with:

•	effecting a business combination;

•	holding, receiving payments from, and operating target companies and assets; and

•	disposing of target companies and assets.

You should not invest in our company in the expectation that we will not be subject to material tax risks.

We may be a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be classified as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the average value of our assets is attributable to assets that produce, or are held for the production of, passive income.  Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets.  Because we are a blank check company with no active business operations until we complete our initial business combination, it is likely that we will be considered a PFIC unless we qualify for the PFIC start-up exception (described in the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Further, because the PFIC start-up exception is limited in scope, the likelihood that we may be treated as a PFIC will be increased if our shareholders approve an extension of the period of time in which we may complete our initial business combination.  If we are determined to be a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation”) held our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.  Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules.  If these elections are available, they may result in a current U.S. federal tax liability prior to any distribution on (or disposition of) our ordinary shares, and without the assurance of receiving an equivalent amount of income or gain from a distribution or disposition.  A U.S. shareholder’s ability to make a qualified electing fund election (QEF) is contingent upon our providing timely information upon the shareholder’s request.  We may not be able to provide in a timely fashion the information required for a U.S. holder to make a QEF election.  We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.  For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — Passive Foreign Investment Company Rules.”

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if such warrant becomes exercisable into shares of a foreign subsidiary and the foreign subsidiary were to be classified as a PFIC.

As discussed in the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”, a U.S. Holder of warrants generally will not be able to mitigate these adverse tax consequences of PFIC classification by making a qualified electing fund, or QEF, election with respect to its warrants. A U.S. Holder of warrants is urged to consult its own tax advisor concerning the adverse tax consequences that may result to such holder by reason of the application of the PFIC rules to a warrant under such holder’s particular circumstances.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our ordinary shares.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our ordinary shares (see “Taxation — U.S. Federal Income Taxation — Allocation of Purchase Price Between Ordinary Shares and Warrants”) upon exercise of the investor’s redemption right or upon our liquidation could result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us.  Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — U.S. Holders,” we have not sought a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their business combinations, such as by modifying their charters and governing instruments.  While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so.  Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving.  In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units (including its constituent parts) he acquired in this offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

In addition, all provisions in our memorandum and articles of association are amendable by special resolution of our shareholders, including provisions related to limited life, dissolution, liquidation, redemption and voting rights.  While our board of directors and management have no intention of proposing a resolution to amend these provisions prior to the consummation of our initial business combination, we may seek to amend our charter or governing instruments in order to effect our initial business combination.  As a result, investors may not ultimately receive the same benefits from this offering that they originally anticipated.

Our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the U.S.  In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the U.S., including the PRC, and all or a substantial portion of their assets are located outside the U.S.  As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.  Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S.  Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.  The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S.  In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.  In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

The Cayman Islands Courts have no jurisdiction to enforce directly or indirectly the penal and/or revenue laws of another country.  It follows that were a judgment of a U.S. Court based on U.S. securities law  to be construed by the Cayman Islands Court as being penal in nature the Cayman Islands Court would not enforce it.  Whether a judgment of a U.S. Court is construed as being penal in nature is a matter of Cayman law and would be considered by the Cayman Courts on a case by case basis.  For the same reason, it may be difficult for an investor to bring an original action to enforce liabilities based on U.S. federal securities laws against us and our directors and officers in the Cayman Islands Court.

The majority of our directors and officers reside outside of the U.S. and after the consummation of our initial business combination, substantially all of our assets will be located outside of the U.S. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the U.S.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, it may be difficult, or in some cases not possible, for investors in the U.S. to enforce their legal rights, to effect service of process upon majority of our directors or officers or other individuals resident in the PRC, to bring an original action to enforce liabilities based on the U.S. federal securities laws against the Company and its non-U.S. resident officers and directors, to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws against the Company and its non-U.S. resident officers and directors, and criminal penalties on our directors and officers or other individuals resident in the PRC under U.S. laws.

We may not obtain an opinion from an unaffiliated third party that the price we are paying in connection with our initial business combination is fair to our shareholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to shareholders unless: (1) our board is not able to independently determine that a target acquisition has a sufficient market value or (2) there is a conflict of interest with respect to the transaction, including but not limited to whether such transaction is with an affiliate of our officers, directors or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors.

Risks Related to Operations in China

Business combinations with companies with operations in China entail special considerations and risks.  If we are successful in completing our initial business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After our initial business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China.  Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business.  The PRC economy differs from the economies of most developed countries in many respects.  China’s GDP has grown consistently since 1980.  However, such growth may not be sustained in the future.  If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries.  A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination.  For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy.  Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government.  In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

If relations between the U.S. and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the U.S. and the PRC is subject to sudden fluctuation and periodic tension.  For instance, the U.S. recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years.  Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business.  Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan.  Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC.  Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC).  Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies.  The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements.  If obtained, approvals will have expiration dates by which a transaction must be completed.  Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction.  It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction.  Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.  Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed.  The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets.  The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year.  Because the Chinese authorities have expressed concern with offshore transactions that convert domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment.  Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment.  In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired.  These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities.  Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce.  The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market.  In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to U.S. anti-trust law concepts.  The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (1) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (2) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (3) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (4) if any of the parties as a result of the transaction will control 25% of the Chinese market, (5) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (6) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC.  Exemptions may be sought from the MOFCOM and SAIC on the basis that:  (1) the transaction will improve market competition, (2) the transaction will restructure unprofitable entities and ensures employment, (3) the transaction will introduce high technologies and increase international competitiveness, and (4) the transaction will improve the environment.  Notwithstanding the September 8, 2006, regulations, the Anti-Monopoly Law of the PRC took effect as of August 1, 2008, which may replace or supplement the above provisions.  Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities.  When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Compliance with the PRC Antitrust Law may limit our ability to effect our initial business combination.

The PRC Antitrust Law was promulgated on August 30, 2007 and became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (1) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (2) abuse of dominant market position by business operators; and (3) concentration of business operators that may have the effect of precluding or impeding competition. The concentration of business operators refers to (1) merger with other business operators; (2) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (3) gaining control over other business operators through exerting influence on other business operators through contracts or other means. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 24 months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate our initial business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions.  Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations.  Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions.  Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.  This may negatively impact our ability to consummate our initial business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth can lead to growth in the supply of money and rising inflation.  In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in U.S. dollars to increase.

Because our objective is to complete our initial business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi.  The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions.  The redemption of Renminbi into foreign currencies such as the U.S. dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets.  Historically, China “pegged” its currency to the U.S. dollar.  This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for U.S. currency, as opposed to having a floating value like other countries’ currencies.  Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies.  Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency.  However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation.  As of February 25, 2011, the exchange rate of the Renminbi was 6.5757:1 against the U.S. dollar.  This flexible exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase.  Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease.  A target business with which we consummate our initial business combination may not be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi.  To the extent future revenue is denominated in non-U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse effect on our business, financial condition and operating results.  The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation.  As of February 25, 2011, the exchange rate of the Renminbi was 6.5757:1 against the U.S. dollar.  As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition.  For example, to the extent that we need to convert U.S. dollars into Chinese Renminbi for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.  Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced.  The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar.  Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate our initial business combination and to operate our business after our initial business combination.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency redemption.  In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies.  Currently, foreign investment enterprises (FIEs) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.”  Following a business combination, we will likely be an FIE as a result of our ownership structure.  With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.”  Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE.  However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE.  The PRC regulatory authorities may impose further restrictions on the convertibility of the Renminbi.  Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

On February 3, 2011, the PRC government issued a Notice Concerning the Establishment of Security Review Procedure on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Security Review Regulations, which became effective on March 5. The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises are relating to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies and important equipment manufacturing. The scope of the review includes whether the acquisition will impact the national security, economic and social stability, and the research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the Department of Commerce for its initial review for contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Department of Commerce will transfer the application to a joint security review committee within five business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies.  The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in significant national security issue.

The Security Review Regulations will potentially subject a large number of mergers and acquisitions transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is significant uncertainty as to the implication of the Security Review Regulations. Neither the Department of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. If, for example, our potential initial business combination is with a target company operating in the PRC  in any of the sensitive sectors identified above, the transaction will be subject to the Security Review Regulations, and we may have to spend additional resources and incur additional time delays to complete any such acquisition. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated.  If new laws or regulations forbid foreign investment in industries in which we want to complete our initial business combination, they could severely limit the candidate pool of potential target businesses.  Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Notice on Issues Relating to Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, was issued on October 21, 2005 by SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities.  SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies.  In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries.  Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

Although SAFE issued an implementation Notice No. 106, or Notice 106, on May 29, 2007 to its local branches or agencies (but not openly disclosed to the public), the uncertainty as to when and how the new procedure and requirements will take effect or be enforced, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities.  We are committed to complying with the relevant rules.  As a result of the foregoing, we or the owners of the target business we intend to acquire, as the case may be, may not be able to complete the necessary approval, filings and registrations for a proposed business combination.  This may restrict our ability to implement our initial business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies.  The target business may not be able to enforce any of its material agreements or that remedies will be available outside of the PRC.  The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the U.S.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  Furthermore, to the extent our target business’ material agreements are with Chinese governmental agencies, we may not be able to enforce our rights as the Chinese agencies would be immune from the jurisdiction of another country’s courts under the doctrine of sovereign immunity.  However, Chinese agencies are not protected from suit within China.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries.  The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example.  In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well-established Chinese brand names.”  Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties.  To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest.  The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder.  However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, the relevant government agency may apply them to a business combination effected through contractual arrangements.  If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business.  These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation.  If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights.  Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.  For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which may not be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China.  Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures.  Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements.  In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

The business we acquire may distribute products that, due to their country of origin, are at a higher risk for containing design or manufacturing defects, which could cause us to incur significant expenses, harm our customer relationships and industry reputation, and reduce our revenues and profitability following our initial business combination.

Recent events have indicated that there may be a higher incidence of defective and dangerous products among those produced in the PRC than among those produced in the U.S.  As a result of such manufacturing or design defects, we may be required to repair or replace a substantial number of products, incurring significant expenses in the process.  In addition, any manufacturing or design defect could cause injury to a customer or a third party, cause us to lose customers or revenues or damage our customer relationships and industry reputation.  The occurrence of any or all of the foregoing events may adversely affect our results from operations following a business combination.

If our management following a business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place.  Management of the target business may not be familiar with U.S. securities laws.  If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws.  This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete our initial business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of U.S. Federal securities laws, in order to seek shareholder approval of our initial business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards.  To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete our initial business combination with that proposed target business.  These financial statement requirements may limit the pool of potential target businesses with which we may complete our initial business combination.  Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with U.S. generally accepted accounting principles, it could make it more difficult for our management to analyze such target business.  It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law.  Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted.  However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate our initial business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate our initial business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations.  Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations.  In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year.  Such reserve account may not be distributed as cash dividends.  In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If the PRC government finds that the agreements we entered into to acquire control of a target business through contractual arrangements do not comply with governmental restrictions on foreign investment, or if these regulations or their existing interpretations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers, and there are uncertainties as to whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in such industries.

If we or any of our prospective target businesses are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant regulatory authorities may have the discretion to:

•	revoke the business and operating licenses of our prospective target businesses;

•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict our prospective target businesses’ operations;

•	require us or our prospective target businesses to restructure the relevant ownership structure or operations;

•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China; or

•	impose conditions or requirements with which we or our prospective target businesses may not be able to comply.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

Contractual arrangements we enter into with prospective target businesses or acquisitions of offshore entities that conduct PRC operations through affiliates in China may be subject to a high level of scrutiny by the PRC tax authorities.

Under the laws of PRC, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our prospective target businesses are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in China, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If China enacts regulations in more industry segments which forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete our initial business combination, they could severely impair our choice of candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of SAFE. Chinese regulatory authorities may impose further restrictions on the convertibility of the Chinese currency. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a China state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely effect our ability to acquire a state-owned business or assets.

Since majority of our directors and officers will live outside the U.S. and substantially all of our assets will be located outside the U.S., investors may not be able to enforce federal securities laws or their other legal rights.

Majority of our directors and officers reside outside of the U.S. and after the consummation of our initial business combination, substantially all of our assets will be located outside of the U.S. As a result, it may be difficult, or in some cases not possible, for investors in the U.S. to enforce their legal rights, to effect service of process upon majority of our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties on our directors and officers under U.S. laws.

Cultural and managerial differences may result in the reduction of our overall performance after the consummation of our initial business combination.

While Chinese mergers and acquisitions are increasing in frequency, assimilating cultural and managerial differences are still problematic. Friction may also result with the consolidation of management teams from different cultural backgrounds. These factors may make effecting our initial business combination and running the acquired business more difficult.

Political instability in China could harm our business.

We may target businesses in China that have operations associated with developing countries in Asia where political, economic and social transition is taking place. Some Asian countries, including China, have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the U.S. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

Cayman Islands anti-money laundering laws might cause us to refuse a redemption payment to shareholders

We reserve the right to refuse to make any shareholder redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of shareholder redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

We may have difficulty enforcing our intellectual property rights as the intellectual property laws in the PRC are not as well defined, and have not been as well protected, as they are in the U.S.

Intellectual property laws in the PRC are not as well defined as they are in the U.S. Although intellectual property rights are acknowledged to some degree in the PRC, they are not as protected as they are in the U.S. Accordingly, we may have difficulty enforcing our rights following a business combination with a target in the PRC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements.  Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	delisting of our securities from the Nasdaq Capital Market or the ability to have our securities listed on the Nasdaq Capital Market following our initial business combination;

•	potential ability to obtain additional financing to complete our initial business combination;

•	pool of prospective target businesses;

•	officers’ and directors’ ability to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us.  Future developments affecting us may be those that we have anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option Exercised		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From private placement	2,975,000		2,975,000
Total gross proceeds	62,975,000		71,975,000
Offering expenses(1)
Underwriting discount	1,800,000	(2)	2,070,000	(2)
Deferred underwriting compensation	2,400,000	(3)	2,760,000	(3)
Legal fees and expenses	250,000		250,000
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	50,000		50,000
Nasdaq listing fee	75,000		75,000
FINRA filing fee	15,680		15,680
SEC registration fee	17,624		17,624
Miscellaneous expenses	291,696		291,696
Total offering expenses	$4,950,000		$5,580,000

Net proceeds
Net proceeds held in trust for our benefit	57,300,000		65,670,000
Net proceeds not held in trust	725,000		725,000
Total net proceeds	$58,025,000		$66,395,000

Amounts held in trust(3)
Net proceeds held in trust for our benefit	$57,300,000		$65,670,000
Deferred underwriting compensation	$2,400,000		$2,760,000
Total amount held in trust	$59,700,000		$68,430,000
Percentage held in trust	99.50%		99.17%

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(4)
Legal, accounting and other third party expenses attendant to the structuring and negotiation of our initial business combination	$400,000		400,000
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	300,000		300,000
Legal and accounting fees relating to SEC reporting obligations	150,000		150,000
Administrative fees ($10,000 per month for 24 months)	240,000		240,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	240,000		240,000
Total	$1,330,000		$1,330,000

(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from Xuesong Song described below.  These funds will be repaid out of the proceeds of this offering available to us.

(2)
No discounts or commissions will be paid with respect to the purchase of the insider warrants.  Represents 3% of the gross proceeds from the sale of units in this offering.  For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon consummation of this offering.

(3)
Includes up to approximately  $1,200,000, or up to approximately $1,380,000 if the over-allotment is exercised in full, representing the 2.0% discount payable only on monies in trust which are not redeemed and which  remain in the trust account following the consummation of our initial business combination. Also includes $1,200,000, or $1,380,000 if the over-allotment is exercised in full, representing 2.0% discount payable on any units sold pursuant to the over-allotment option, which is payable to the underwriters in our sole discretion following consummation of our initial business combination.

(4)
The amount of proceeds not held in trust initially will be $725,000 even if the over-allotment is exercised. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses. To the extent any such fluctuation results in a higher expenditure on any specific category of expenses than our current estimates, we will have less money to cover our expenses in other categories. The amount of interest available to us from the trust account may be less than $605,000 as a result of the current interest rate environment.

In addition to the offering of units by this prospectus, Chum Capital Group Limited and Mr. Xuechu He and Mr. Teng Zhou, two of our directors, have committed to purchase the insider warrants (for an aggregate purchase price of $2,975,000) from us.  These purchases will take place on a private placement basis on the date of this prospectus.  We will not pay any discounts or commissions with respect to the purchase of the insider warrants.  All of the proceeds we receive from this purchase will be placed in the trust account.

$59,700,000, or $68,430,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $2,975,000 we will receive from the sale of the insider warrants, will be placed in a trust account with JP Morgan Chase, which will be domiciled in Luxembourg, and maintained by American Stock Transfer & Trust Company, New York, New York, as trustee.  This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering.  The underwriters have agreed that such amount will not be paid unless and until we consummate our initial business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete our initial business combination.  The funds held in trust will be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act.  Except with respect to (1) any interest income that may be released to us from the trust account to pay our income or other tax obligations relating to interest income earned and for working capital requirements, and (2) any amounts necessary to purchase up to 15% of the shares sold in the offering, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation.  If the underwriters determine the size of this offering should be increased or decreased, such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.  The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.  Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We have agreed to pay a monthly fee of $10,000 to Chum Capital Group Limited, an affiliate of Messrs. Song, our Chairman and Chief Financial Officer, and Shi, our Chief Executive Officer, for office space, utilities and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of our initial business combination and the winding-up and liquidation of our company.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).  However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.  Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.”  Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will initially be approximately $725,000.  In addition, all of the interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination.  We intend to use the excess working capital available for miscellaneous expenses for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders in connection with activities on our behalf as described above.  We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any income tax obligations that we may owe.  Additionally, amounts necessary to purchase up to 15% of the shares sold in this offering may be released from the trust prior to the consummation of a business combination. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs.  We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so.  If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time.  Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to additional potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account (net of income taxes), represents our best estimate of the intended uses of these funds.  In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto.  To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate our initial business combination or paid to redeeming shareholders will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.  Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.  Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Xuesong Song has advanced to us $200,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses.  The loan will be payable without interest on the consummation of this offering.  The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that our initial business combination is not consummated during that time.

A public shareholder (but not our existing shareholders with respect to any of our founder shares owned immediately prior to the consummation of this offering) will be entitled to receive funds from the trust account (including interest earned on such shareholder’s portion of the trust account, net of taxes payable and amounts of trust account interest we are permitted to draw for working capital) only in the event of the liquidation of the trust account as part of our liquidation upon our failure to complete our initial business combination, or if such public shareholder redeems their ordinary shares for cash in connection with a business combination that the public shareholder voted against and which was actually approved or the public shareholder voted in favor of and elected redemption or with respect to a business combination which is consummated. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Our existing shareholders, directors and officers are not entitled to redeem any of their ordinary shares acquired prior to this offering for a cash portion of the trust account.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering.  Such calculation does not reflect any dilution associated with either the sale and exercise of warrants, including the insider warrants, or the repurchase of up to 15% of the shares sold in this offering.  Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At December 31, 2010, our net tangible book value was $(89,999), or approximately $(0.06) per ordinary share.  After giving effect to the sale of 6,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2010 would have been $5,000,001 or $2.30 per share, representing an immediate increase in net tangible book value of $2.36 per share to the initial shareholders and an immediate dilution of 76.95% per share or $7.70 to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors and private sales	2.36
Pro forma net tangible book value after this offering		2.30
Dilution to new investors		$7.70
Percentage of dilution to new investors		76.95%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average
						Price per
	Number		Percentage	Amount	Percentage	Share
Initial shareholders	1,500,000	(1)	20.00%	$25,000	0.04%	$0.0167
New investors	6,000,000	(1)	80.00%	$60,000,000	99.96%	$10.00
	7,500,000		100.0%	$60,025,000	100.0%

(1)
Reflects a forfeiture and cancellation of 230,000 shares in March 2011 and assumes the over-allotment option has not been exercised and an additional 225,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(89,999)
Proceeds from this offering and private placement	60,425,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	110,392
Less: Maximum deferred underwriters’ discount payable upon consummation of our initial business combination	2,400,000
Less: Imputed shareholder loan interest	7,739
Less: Amount of ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	53,037,653
	$5,000,001
Denominator:
Ordinary shares outstanding prior to this offering	1,500,000	(1)
Ordinary shares included in the units offered	6,000,000
Less: Shares subject to redemption to maintain net tangible assets of $5,000,001	5,330,417
	2,169,583
(1)
Reflects forfeiture and cancellation of 230,000 shares in March 2011 and assumes the over-allotment option has not been exercised and an additional 225,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2010 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of our units and insider warrants:

	December 31, 2010
	Actual	As Adjusted
		(unaudited)
Shareholder loan	$192,261	$—
Deferred placement fees		1,200,000	(2)
Deferred underwriters’ discount	—	1,200,000
Ordinary Shares, $.001 par value, -0- and 5,330,417 shares which are subject to possible redemption, shares at redemption value	—	53,037,653
Shareholders’ equity:
Ordinary Shares, $.001 par value, 60,000,000 shares authorized; 1,955,000 shares issued and outstanding, actual; 7,500,000(1) shares issued and outstanding (excluding 5,330,417 shares subject to possible redemption), as adjusted	1,955	2,170
Additional paid-in capital	42,945	5,030,077
Deficit accumulated during the development stage	(23,409)	(32,246)
Total shareholders’ equity:	21,491	5,000,001
Total capitalization	$213,752	$60,437,654

(1)
Reflects forfeiture and cancellation of 230,000 shares in March 2011 and assumes the over-allotment option has not been exercised and an additional 225,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

(2)	Assumes that no ordinary shares are redeemed.

Upon the consummation of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 18, 2010 for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal business and/or material operations located in China.  Our efforts to identify a property, target business will not be limited to a particular industry (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China).  We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination.  The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of our shareholders;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•
will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date.  Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Our liquidity needs have been satisfied to date. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $750,000 and underwriting discounts of $4,200,000, or $4,830,000 if the over-allotment option is exercised in full, will be approximately $55,050,000 or $63,420,000 if the underwriters’ over-allotment option is exercised in full.  However, the underwriters have agreed that $2,400,000, or $2,760,000 if the over-allotment option is exercised in full, of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate our initial business combination.  Accordingly, $59,700,000, or $68,430,000 if the over-allotment option is exercised in full, including the $2,975,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $725,000 in either event will not be held in trust.  We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto.  To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.  Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.  Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.  Funds outside of the trust account can also be used to pay down debt or for other business purposes.

We believe that, upon consummation of this offering, the $725,000 of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time.  Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.  We anticipate that we will incur approximately:

•
$400,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•	$300,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;

•	$150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$240,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums; and

•	$240,000 for administrative fees.

We may also purchase up to 15% of the shares sold in this offering using funds held in the trust account as described elsewhere in this prospectus.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business.  However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Xuesong Song has advanced to us $200,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses.  The loan will be payable without interest on the consummation of this offering.  The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

Chum Capital Group Limited and Mr. Xuechu He and Mr. Teng Zhou, two of our directors, have committed to purchase an aggregate of 3,966,667 warrants at $0.75 per warrant (for a total purchase price of $2,975,000) from us.  These purchases will take place on a private placement immediately prior to the consummation of this offering.  We believe the purchase price of the insider warrants is greater than the fair value of such warrants.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2010, we did not have any off balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.  No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the Cayman Islands on January 18, 2010 in order to serve as a vehicle for the acquisition of an operating business in the PRC.  Our efforts to identify a prospective target business will not be limited to a particular industry.

Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience in the PRC.  We believe that the combination of our backgrounds and networks will provide us with access to unique opportunities to effect a transaction.  However, if we decide to complete our initial business combination with a target business that also has operations outside of the PRC or that operates in a field outside of the expertise of our officers and directors, our officers and directors may not have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our management team, including our executive officers and the majority of our directors, has already been involved in the initial public offerings and the subsequent consummation of business combinations for two U.S. listed prior blank check companies focused on acquisition targets with operations in China as well as having acted as advisor to two companies which each completed transactions with blank check companies.  ChinaGrowth North Acquisition Corporation completed an initial public offering in January 2007, raising gross proceeds of approximately $40 million at an offering price of $8.00 per unit.  In January 2009, ChinaGrowth North Acquisition Corporation merged with UIB Group Limited, the an  insurance brokerage firm in China.  ChinaGrowth South Acquisition Corporation completed an initial public offering in January 2007, raising gross proceeds of approximately $40 million at an offering price of $8.00 per unit.  In January 2009, ChinaGrowth South Acquisition Corporation merged with Olympia Media Holdings Limited, an aggregator and operator of print media businesses in China.  Our management team played a key role throughout both of these business combination transactions, including identifying the acquisition targets, structuring and negotiating the transactions and assisting in obtaining the shareholder approval for such transactions.  Mr. Michael W. Zhang continues to serve as an independent director of China TopReach Inc.  Mr. Zhang is a director of Chum Capital Group Limited, a merchant banking firm in China which acted as the sole advisor to Origin Agritech Ltd. (NASDAQ:SEED) and Hollysys Automation Technologies, Ltd. (NASDAQ:HOLI) in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries.  We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•
prolonged economic expansion within China, including gross domestic product growth of approximately 10.8% on average over the last 25 years, including 10.1% in 2004, 11.3% in 2005, 12.7% in 2006, 14.2% in 2007, 9.6% in 2008 and 9.1% in 2009;

•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	favorable labor rates and efficient, low-cost manufacturing capabilities;

•
the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction in tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the U.S.; and

•
China’s public equity markets are not as well developed and active as the equity markets within the U.S. and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the U.S. equity markets.

We believe that these factors and others should facilitate our acquisition of a target business with growth potential on favorable terms.

Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. GAAP or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals.  These may make it more difficult for us to consummate our initial business combination.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules, as amended.  Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval is obtained from the Ministry of Commerce, the State Administration for Foreign Exchange (“SAFE”) of China and the National Developments and Reform Commission or their local counterparts.  Foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.”  Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure.  With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.”  Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE.  However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE.  This prior approval may delay or impair our ability to operate following a business combination.  On November 21, 2005, SAFE issued Notice No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles.”  Notice 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as proper foreign exchange registrations are made with SAFE.  On May 29, 2007, SAFE issued the implementation Notice 106 to further clarify SAFE’s Notice 75.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress approved and promulgated the Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the ElT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the ElT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, any particular company may not continue to qualify as a high technology company supported by the PRC government in the future, and may not benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company's effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary's tax rate in the future could have a material adverse effect on our financial condition and results of operations.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.  Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended.  Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of SAFE.  Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions.  They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends.  However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future.  In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.  Pursuant to recent regulations issued by SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities.  SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities.  The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation.  The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers.  The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company.  The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005.  Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively.  As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006.  Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the refusal of registration as a SPV, payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

On May 29, 2007, SAFE issued Notice 106 to further clarify relevant issues concerning the implementation and application of Notice 75.  Notice 106 sets length of qualitative financial and operational requirements (normally financial disclosure for 3 years subject to certain exceptions depending on the type of investment) for candidate offshore companies.  Failure to comply will result in (i) refusal of registration as a SPV, (ii) refusal of remittance of dividends and other distributions and (iii) potential punishment for illegal remittance of foreign exchange.

As a Cayman Islands company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted.  Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination.  For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with SAFE registration requirements by such PRC residents, over whom we have no control.  In addition, such PRC residents may not be able to complete the necessary approval and registration procedures required by SAFE regulations.  We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures.  Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend Distribution.  The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Company Law (2005);

•	The Foreign Investment Enterprise Law (1986), as amended; and

•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.  In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital.  These reserves are not distributable as cash dividends.

Regulation of Mergers and Acquisitions of PRC Enterprises by Foreign Investors

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which will take effect from September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange.  The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.  On December 1, 2007, National Development and Reform Commission and MOFCOM issued the Catalogue for Guidance of Foreign Investment Industries, or 2007 Catalogue, as the 4th amendment to its original 1995 Catalogue.  The 2007 Catalogue may affect the acquisitions involving foreign investors and parties in various restricted categories of industries.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation.  The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company.  This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable.  The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of our initial business combination.  However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Use of Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries.  The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example.  In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.”  Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties.  To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company.  The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees.  These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation.  If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights.  Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering.  We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting our initial business combination.  Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting our initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes.  Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.  A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself.  These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.  In the alternative, we may seek to consummate our initial business combination with a company that may be financially unstable or in its early stages of development or growth.  While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We will provide our shareholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share, or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our initial business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or we decide to hold a shareholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination.  None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.  Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate.  We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates.  As a result, we may not be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.  We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses.  Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination.  To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous potential acquisition candidates.  We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community.  Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings.  These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know that we are searching for target businesses having principal business and/or material operations in China.  Our officers and directors, as well as their affiliates and network of entrepreneurs, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.  While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.  Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts.  If we become aware of a potential business combination outside of the industries which our officers and directors have their most extensive experience, it is more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience.  In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).  If we determine to enter into our initial business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank Securities Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.  However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions.  Additionally, we do not anticipate (i) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (iii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business.  However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank Securities Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of our Initial Business Combination

Subject to the requirement that our initial business combination must be with a target business having its principal business and/or material operations in China  (although we may acquire one entity that is not incorporated in China but has its principal business and/or material operations in China) (which is required by our memorandum and articles of association), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, subject to the limits of PRC law.  We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.  In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive.  Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting our initial business combination consistent with our business objective.  In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us.  This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.  We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.  If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty.  Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete our initial business combination.

In addition, most blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we are not subject to this requirement, and because we are not required to obtain a controlling interest in a target, we will have additional flexibility in identifying and selecting a prospective acquisition candidate.

Lack of Business Diversification

Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.  By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination.  With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct.  In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty.  While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination.  Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination.  Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of our initial business combination.  While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.  Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business.  We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve a Business Combination

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business combination as not all business combinations require shareholder approval under applicable law.  However, we may conduct a shareholder vote, if it is required by law, or we decide to hold such vote for business or other legal reasons.

Voting Restrictions in Connection with Shareholder Meeting

If we seek shareholder approval of any proposed initial business combination, no public shareholder, together with any affiliate or any other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, without our prior consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) in excess of 10% shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will not be converted to cash. We believe this restriction will prevent a single shareholder or “group” from obstructing all shareholders’ ability to consider and vote upon a transaction by accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to force us to purchase its shares at a significant premium to the then current market price or provide it with some other form of inducement in exchange for its agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.

Redemption Rights for Public Shareholders upon Consummation of our Initial Business Combination

We will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share, or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our initial business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or we decide to hold a shareholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder in excess of 10% of the shares sold in this offering will not be converted to cash. We believe this restriction will prevent an individual shareholder or ‘‘group’’ from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is substantially greater than $5,000,001, we will communicate the details of the closing condition to our public shareholders through our tender offer or proxy solicitation materials, as applicable. Our memorandum and articles of association requires us to provide all of our shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. This closing condition, combined with the lack of limitations on shareholder redemption, could mean that significantly less than all of our public shareholders will have the opportunity to redeem in connection with a business combination.  As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait the full 24 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Conduct of Redemption Pursuant to Tender Offer Rules

When we conduct the redemptions upon consummation of our initial business combination in compliance with the tender offer rules, the redemption offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination.

Submission of Our Initial Business Combination to a Shareholder Vote

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with redemption rights upon consummation of our initial business combination. If we seek shareholder approval of any proposed initial business combination, no public shareholder, together with any affiliate or any other person acting in concert or as a “group,” will be permitted, without our prior consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned by a public shareholder in excess of 10% shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will not be converted to cash.

Public shareholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such shareholders follow the specific procedures for redemption that will be set forth in the proxy statement relating to the shareholder vote on a proposed initial business combination; provided, however, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Unlike many other blank check companies, our public shareholders would not be required to vote against our  initial business combination in order to exercise their redemption rights. If our initial business combination is not completed, then public shareholders electing to exercise their redemption rights will not be entitled to receive such payments.

If we submit our initial business combination to our shareholders for approval, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination. In addition, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination.

Tendering Stock Certificates in Connection With a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.  The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of our initial business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “redemption” right surviving past the consummation of our initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 24 months from the closing of this offering. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination provided that such shareholders follow the specific procedures for redemption that will be set forth in the tender offer or proxy solicitation materials, as applicable.

Prior to the consummation of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (900,000 shares, or 1,035,000 shares if the over-allotment option is exercised in full) at any time commencing 60 days after the date of this prospectus and ending on the date immediately prior to the record date for the vote held to approve an initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially approximately $9.95 per share, or approximately $9.92 if the over-allotment option is exercised in full). We can purchase any or all of the 900,000 shares (or 1,035,000 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices (provided the price does not exceed the per-share amount then held in trust) and is otherwise in compliance with Rule 10b-18. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.

Automatic Dissolution and Subsequent Liquidation if No Business Combination

Our memorandum and articles of association provide that we will continue in existence only until , ____________,  2013. Our failure to consummate a business combination by this deadline will trigger the winding-up of our company, and we will liquidate and distribute the proceeds held in the trust account and any remaining net assets to our public shareholders. No shareholder vote will be required to commence our winding-up and dissolution.  In the case of a full voluntary liquidation procedure, a liquidator would normally give at least 31 days’ notice to creditors that the Company has been placed into liquidation and they are required to submit particulars of their debts or claims to the Company.  We anticipate notifying the trustee of the trust account to begin liquidating the trust account promptly after the expiration of such 31-day period and anticipate it will take no more than 10 business days to effectuate the distribution of the assets thereof to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors).  Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their founder shares.  There will be no distribution from the trust account with respect to our warrants which will expire worthless.  We will pay the costs of liquidation from our remaining assets outside of the trust account.  If such funds are insufficient, Chum Capital Group Limited has contractually agreed to advance us up to $15,000 to complete our liquidation, which is expected to be sufficient to fund our liquidation costs.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.95 per ordinary share (or $9.92 if over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders.  Therefore, the actual per-share liquidation price could be less than $9.95 (or $9.92 if over-allotment is exercised in full).

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our automatic dissolution and subsequent liquidation or if they properly redeem their respective shares into cash upon consummation of our initial business combination or the extension of the time period to consummate a business combination.  In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders.  To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.  Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account.  Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.  Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors.  We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction by ___, 2013, our purpose and powers will be limited to dissolving, liquidating and winding up.  Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution.  Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.  However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.  As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.  As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust.  We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders.  Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements.  Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account.  A court could also conclude that such agreements are not legally enforceable.  As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.95 (or $9.92 if over-allotment is exercised in full).

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours.  There are approximately 8 blank check companies with more than $583 million that are seeking to enter into a business transaction.  Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination.  Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business.  Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates.  Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors.  While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.  We will only have access to up to approximately $57,300,000 in our trust account (or $65,670,000 if over-allotment is exercised in full) to consummate a business combination.  Accordingly, if we locate a target business that is valued at substantially more than $57,300,000 and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction.  Fiinancing may not be available to us on terms acceptable to us or at all.  Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction.  Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business.  However, while the size of this offering may be smaller than other similarly structured blank check companies, we believe that our size is more consistent with the types of acquisitions that are consummated in China which typically have purchase prices of under $50 million.  Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete our initial business combination with a much larger target business.  This is consistent with other similarly structured blank check companies that have issued securities in connection with their business combination with Chinese targets.  We therefore believe that this competitive disadvantage may be reduced in our situation although we cannot assure you of this fact.  The following also may not be viewed favorably by certain target businesses:

•
our obligation to redeem into cash ordinary shares held by our public shareholders to such holders that exercise their redemption rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.  Our management believes, however, that our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business.  We cannot assure you that, subsequent to our initial business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at A12 Jianguomenwai Avenue, NCI Tower, Suite 1602, Beijing, China 100022.  We have also agreed to pay a monthly fee of $10,000 to Chum Capital Group Limited, an affiliate of Messrs. Song and Shi, for office space, utilities and for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of our initial business combination and the winding-up and liquidation of our company.  We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers.  These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.  The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in.  Accordingly, once management locates a suitable target business or businesses to acquire, they will spend more time investigating such target businesses and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business.  We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business.  We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer or proxy solicitation materials, as applicable, sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

 We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option.  None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$56,725,000 of the net offering proceeds plus the $2,975,000 we will receive from the sale of the insider warrants will be deposited into a trust account at JP Morgan Chase, maintained by American Stock Transfer & Trust Company, acting as trustee.

$54,382,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $56,725,000 of the net offering proceeds plus the $2,975,000 we will receive from the sale of the insider warrants held in trust will only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Limitation on fair value or net assets of target business	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus.  The ordinary shares and warrants comprising the units will begin separate trading on the fifth business day following the earliest to occur of the expiration of the over-allotment option, its exercise in full or the announcement of the underwriters’ intention not to exercise any remaining portion of the over-allotment option, unless Deutsche Bank Securities Inc. determines to allow earlier separate trading.  In no event will separate trading of the ordinary shares and warrants begin until we have filed the Form 8-K and have issued a press release announcing when such separate trading will begin.  We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading.  The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.  If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination.  During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants
The warrants cannot be exercised until the later of one year following the initial public offering or 30 days after the completion of our initial business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. We may not hold a shareholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules; provided, however, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

A prospectus containing information required by the SEC would be sent to each investor.  Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, whether he or she elects to remain a shareholder of the company or require the return of his or her investment.  If the company has not received the notification by the end of the forty-fifth business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder.  Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline
Pursuant to our memorandum and articles of association, our corporate existence will cease 24 months from the consummation of this offering except for the purposes of winding up our affairs and we will liquidate unless we have completed our initial business combination within this time period.
If an acquisition has not been consummated within 24 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account
There can be released to us, from time to time, (i) any interest earned on the funds in the trust account that we may need to pay our income tax obligations and that we may need for our working capital requirements, and (ii) any amounts necessary to purchase up to 15% of the shares sold in this offering.  The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds
Except for (i) any amounts that we may need to pay our income tax obligations and that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance, and (ii) any amounts necessary to purchase up to 15% of the shares sold in this offering, the proceeds held in the trust account will not be released until the earlier of (i) the completion of our initial business combination and (ii) our liquidation upon failure to effect our initial business combination or an extension of the time period to consummate a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Xuesong Song	42	Chairman of the Board and Chief Financial Officer
Xuechu He	48	Vice Chairman and Director
Jin Shi	41	Chief Executive Officer and Director
Michael W. Zhang	42	Director
Dongying Sun	39	Director
Teng Zhou	47	Director
Xue Bai	29	Secretary

Xuesong Song has served as our chairman of the board of directors and chief financial officer since our inception. From May 2006 through January 2009, Mr. Song served as the chairman of ChinaGrowth North Acquisition Corporation, a special purpose acquisition company, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China in which he remains a director. From May 2006 through January 2009, Mr. Song also served as the executive vice president of business development and a director of the board of ChinaGrowth South Acquisition Corporation, a special purpose acquisition company, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately owned newspaper aggregator and operator in China. Mr. Song has been a principal of Chum Capital Group Limited since August 2004, a merchant banking firm that invests in growth Chinese companies and advises them in financings, mergers & acquisitions and restructurings, which successfully acted as the sole advisor of Origin Agritech Ltd. (NASDAQ: SEED) and Hollysys Automation Technologies, Ltd (NASDAQ: HOLI)  in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation, respectively, and chief executive officer of Beijing Chum Investment Co., Ltd. since December 2001. Mr. Song has also been the chairman and chief executive officer of Shanghai Jinqiaotong Enterprise Developments Corporation Ltd. since April 2005, a direct investment company that owned approximately 18.4% of equity interest in Hollysys Automation Technologies, Ltd. before its merger with Chardan North China Acquisition Corporation. Mr. Song has been a director of Mobile Vision Communication Ltd. since July 2004. Between February 2001 and December 2001, Mr. Song was the vice president of ZZNode Holdings Ltd. Prior to joining ZZNode, Mr. Song held various positions from president assistant, vice president to deputy executive president at China Resources Investment & Management Co., Ltd. from October 1997 to December 2000. From January 1994 to July 1995, Mr. Song assumed positions from deputy representative of Beijing Office to representative of Hainan Office at Wins Group Holdings Ltd. Between July 1989 and January 1994, Mr. Song was an engineer with Tianjin Office, General Administration of Civil Aviation of China. Mr. Song received a Masters of Business Administration degree from Oklahoma City/Tianjin Program and an Associates degree in electrical engineering from Civil Aviation University of China.  We believe Mr. Song is well-qualified to serve as a member of our board of directors due to his prior service as an executive and director of special purpose acquisition companies focused on China, as well as his contacts.

Xuechu He has served as our vice-chairman of the board since March 2011. Mr. He is a permanent resident of the Hong Kong SAR. Mr. He has been engaged in direct investments in the PRC for the past six years as a successful investor and dealmaker. Mr. He earned his reputation as a value creator in the capital markets from several marquee cases in which he acted as chairman of the board and the controlling shareholder at several public companies listed on the Hong Kong Stock Exchange from June 1999 to present. Mr. He has been the chairman of Honbridge Holdings Ltd. (HK:8137), a HK listed investment holding company that focuses on the new and traditional energy and resources sector, the production and development of highly purified silicon, as well as fashion and lifestyle publications. Since June 2005, Mr. He has been Chairman of Guorun Group Ltd., a direct investment company. Mr. He was Chairman of the board of South China Information & Technology Ltd., from July 2002 to June 2005, a publicly listed company in Hong Kong Stock Exchange whose name was changed to Guorun Holdings Ltd. in July 2002 and merged with Geely Automobile Holdings Ltd. in May 2005, the largest private automobile manufacturer in the PRC. Between September 2001 and April 2003, Mr. He was Chairman of Fourseas.com Ltd., a publicly listed company on the Hong Kong Stock Exchange whose name was changed to Shanghai Century Ltd. in June 2002 and merged with Shanghai Zendai Holdings in February 2003. Between August 2000 and November 2000, Mr. He was also Chairman of Interchina Holdings Ltd., a publicly listed company on the Hong Kong Stock Exchange acquired by him and merged with an operating company in the PRC. Mr. He was also Executive Director of Interchina Holdings Ltd. from November 2000 to September 2001. Prior to becoming an active investor, Mr. He established and operated his own businesses from May 1997 to June 1999, including property development, international trade and R&D of electric-powered vehicles. From December 1989 to May 1997, Mr. He assumed various positions at Finance Department of China Resources Holdings Co., Ltd. in Hong Kong, including audit manager, assistant general manager and deputy general manager, responsible for internal auditing, setting up internal control system, financial statements analysis, evaluating investment and financing projects, and providing to the board of directors critical analysis and advice related with finance in their decision-making process. Prior to joining China Resources Holdings Co., Ltd. in Hong Kong, Mr. He was the deputy director of the accounting department at China Resources Co., Ltd. in Beijing, responsible for financing and accounting activities related with import and export business from January 1985 to December 1989. Mr. He worked at the Ministry of Commodities (currently Ministry of Commerce), responsible for structuring accounting provisions for businesses between July 1983 and January 1985. Mr. He received a B.S. degree in finance and accounting from Anhui Finance and Trade College in 1983. Mr. He speaks Mandarin and Cantonese dialects of Chinese. Mr. He also currently serves as a director for Honbridge Management Limited, a Hong Kong company, Jessicacode Limited, a Hong Kong company, Kailun Photovoltaic Materials Investments Ltd., a Hong Kong company and Superb Taste Company Limited, a Hong Kong  company.

Jin Shi has served as our Chief Executive Officer since March 2011, and Mr. Shi has served as a director since our inception. Mr. Shi served as vice-chairman of our Board of Directors from our inception until February 2011.  From May 2006 through January 2009, Mr. Shi served as the chief executive officer and a director of the board of ChinaGrowth North Acquisition Corporation, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China. From May 2006 through January 2009, Mr. Shi also served as the chief financial officer and a director of the board of ChinaGrowth South Acquisition Corporation, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately owned newspaper aggregator and operator in China. Mr. Shi has been a principal of Chum Capital Group Limited since February 2007, a merchant banking firm that invests in growth Chinese companies and advises them in financings, mergers & acquisitions and restructurings, which successfully acted as the sole advisor of Origin Agritech Ltd. (NASDAQ: SEED) and Hollysys Automation Technologies, Ltd. (NASDAQ: HOLI) in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation, respectively, and a principal of Global Vestor Capital Partners LLC since November 2005. Mr. Shi has also been the chairman of Shanghai RayChem Industries Co., Ltd., a research & development based active pharmaceutical ingredient producer, since he founded the company in January 2005. Since September 2004, Mr. Shi has been the chief executive officer of Yihua Investment Co. Ltd., a direct investment company and the parent holding company of Shanghai RayChem Industries Co. Ltd. in China. Mr. Shi is also the president of PharmaSource Inc., a company he founded in 1997. Between June 1995 and October 1997, Mr. Shi was vice president of Sales and Marketing of Darsheng Trade & Technology Development Co., Ltd., the U.S. subsidiary of Tianjin Pharmaceuticals Corporation. From August 1992 through May 1995, Mr. Shi was with Tianjin Pharmaceuticals Corporation in China. Mr. Shi received a Bachelor of Science degree in Chemical Engineering from Tianjin University.  We believe Mr. Shi is well-qualified to serve as a member of our board of directors due to his prior service as an executive and director of special purpose acquisition companies focused on China, as well as his contacts.

Michael W. Zhang has served as a member of our board of directors since our inception. From May 2006 through January 2009, Mr. Zhang served as the chief executive officer and a director of the board of ChinaGrowth South Acquisition Corporation, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately owned newspaper aggregator and operator in China in which he remains as a director on the board. From May 2006 through January 2009, Mr. Zhang also served as the chief financial officer and was a director of the board of ChinaGrowth North Acquisition Corporation, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China since February 2007. Mr. Zhang is the Managing Partner of Helios Capital Management Co., Ltd., a private equity firm focused on Chinese growth companies. Prior to Helios, Mr. Zhang was a partner with Chum Capital Group Limited, which successfully acted as the sole advisor of Origin Agritech Ltd. (NASDAQ: SEED) and Hollysys Automation Technologies, Ltd. (NASDAQ: HOLI) in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation, respectively. He has been a principal of Global Vestor Capital Partners LLC since 2005. Prior to Global Vestor Capital Partners LLC, Mr. Zhang was an Investment Professional with Avera Global Partners LP, a hedge fund in which he screened and analyzed public equity in global markets. Prior to attaining an MBA degree from Yale University, Mr. Zhang gained rich experience in equity investment and mergers & acquisitions advisory transactions through several positions both in and outside of China, including investment manager with a wealthy family affiliated with Pacific Investment Corporation where he sourced and evaluated target companies in China, the co-founder and chief executive officer of IQBay Technology Inc., an e-commerce service provider based in Shanghai, and investment banker with Deutsche Bank Securities Inc. in the United States, where he completed more than $6 billion in mergers & acquisitions and financing transactions. Mr. Zhang received a Masters of Business Administration degree from Yale University, a Bachelor of Science in Finance from Indiana University in Bloomington and an Associate degree from the College of International Business, Shanghai University. He is currently a director of the board with China TopReach Inc., Shanghai Kinetic Medical Co., Ltd. and Chum Capital Group Limited.

Dongying Sun has been a member of our board of directors since inception.  Mr. Sun has been a senior partner at Guantao Law Firm. For the past 15 years, Mr. Sun has served as PRC legal counsel to multinational corporations, both state-owned and privately-owned Chinese companies, private equity and venture capital funds as well as entrepreneurs in a wide range of industries relating to mergers & acquisitions and divestitures in China, and issuing equity and debt securities in domestic and international capital markets. From 1994 to 2000, Mr. Sun was a legal consultant in China Machine Building International Corp. Mr. Sun received the attorney qualification in 1995, an LL.M degree from Chicago-Kent College of Law in Illinois Institute of Technology in 2004, and an LL.B degree from China University of Politics and Law in 1994.  We believe Mr. Sun is well-qualified to serve as a member of our board of directors due to his international legal experience, and specifically his experience advising state-owned and privately-owned Chinese companies, as well as his contacts.

Teng Zhou has served as a member of our board of directors since March 2011. Mr. Zhou is a permanent resident of the Hong Kong SAR. Mr. Zhou has been engaged in direct investments in the PRC for the past six years as a successful investor. Mr. Zhou was a key member of the team, led by Mr. He, that successfully completed various transactions of merging operating assets with listed companies on the Hong Kong Stock Exchange. Mr. Zhou has been CEO of Guorun Group Ltd. since June 2005, a direct investment company. From July 2002 to June 2005, Mr. Zhou was Executive Director of South China Information & Technology Ltd., a publicly listed company on the Hong Kong Stock Exchange whose name was changed to Guorun Holdings Ltd. in July 2002 and merged with Geely Automobile Holdings Ltd. in May 2005, the largest private automobile manufacturer in the PRC. Between September 2001 and April 2003, Mr. Zhou was Executive Director of Fourseas.com Ltd., a publicly listed company in Hong Kong Stock Exchange whose name was changed to Shanghai Century Ltd. in June 2002 and merged with Shanghai Zendai Holdings in February 2003. Mr. Zhou was also the chairman and director of Lifestyle International(HK) Co., Ltd. and Triumphant Glory Investments Ltd. Prior to becoming an active investor, Mr. Zhou operated his own business in trade, food service and capital market investment from August 1997 to September 2001. Mr. Zhou was assigned by China Resources Holdings Co., Ltd. in Hong Kong to manage an industrial manufacturing subsidiary from April 1986 to August 1997, during which he assumed various positions including Finance Director, CFO, Vice President and President. Mr. Zhou joined China Resources Holdings Ltd. in January 1985. From August 1983 to January 1985, Mr. Zhou researched cost accounting framework for the construction industry at China Academy of Building Research. Mr. Zhou received a B.S. in Accounting from Hunan Finance and Economic College. Mr. Zhou speaks Mandarin and Cantonese dialects of Chinese.

Xue Bai has served as the secretary since March 2011. Ms. Bai has been an associate at Chum Capital Group Limited since July 2007, a merchant banking firm that invests in growth Chinese companies and advises them in financings, mergers & acquisitions and restructurings, which successfully acted as the sole advisor of Origin Agritech Ltd. (NASDAQ: SEED) and Hollysys Automation Technologies, Ltd. (NASDAQ: HOLI) in their respective mergers with Chardan China Acquisition Corporation and Chardan North China Acquisition Corporation. Prior to joining Chum, Ms. Bai attended the University of Melbourne (Australia) from March 2002 until December 2006 and Ms. Bai received a Bachelor Degree in Commerce and a Bachelor Degree in Information Systems from the University of Melbourne (Australia).

Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. Our memorandum and articles of association provide that the number of directors which may constitute the board of directors shall be two or greater. Upon completion of this offering our board of directors will have six members. The term of office of the first class of directors, consisting of Dongying Sun and Michael W. Zhang, will expire at our first annual meeting of shareholders following the completion of this offering. The term of office of the second class of directors, consisting of Mr. Xuechu He and Mr. Teng Zhou, will expire at the second annual meeting following the completion of this offering.  The term of office of the third class of directors, consisting of Xuesong Song, and Jin Shi, will expire at the third annual meeting following the completion of this offering.

Executive Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us.  No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.  However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.  There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.  Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination or at the time of the tender offer in connection with our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the Nasdaq Capital Market.

Board of Directors Leadership Structure

 Our memorandum and articles of association provide the Board of Directors with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer. Historically, these positions have been separate.  Our Board believes that the separation of these positions strengthens the independence of our Board and allows us to have a Chairman focused on the leadership of the Board while allowing our Chief Executive Officer to focus more of his time and energy on managing our operations.

Director Independence

At present, our board of directors has determined that each of Dongying Sun, Xuechu He, Teng Zhou and Michael W. Zhang qualify as “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, and Rule 5605 of the Nasdaq Marketplace Rules.

Pursuant to Rule 5615(a)(3) of the Nasdaq Marketplace Rules, because we are a foreign based entity, we need only comply with Cayman Islands law, to the extent not contrary to federal securities law, with respect to the composition of our board of directors. Cayman Islands law does not require independent directors or an independent audit committee, however, pursuant to Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Section 3 of the Sarbanes-Oxley Act, we are required to have an independent audit committee. As Cayman Islands law does not require us to have independent directors on our board, we do not intend to comply with Rule 5615(a)(3) of the Nasdaq Marketplace Rules, which requires a Nasdaq-listed company to have a board of directors comprised of a majority of independent directors. Prior to completion of our initial business combination, we intend to be in full compliance with the standards imposed by the Securities Exchange Act of 1934 and Sarbanes-Oxley Act of 2002.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Michael W. Zhang, Xuechu He and Teng Zhou. As required by the rules of the Nasdaq Capital Market, each of the members of our audit committee is financially literate, and we consider Mr. He to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and Nasdaq Capital Market rules, respectively. We will have an audit committee composed of three independent directors within one year of the date of this prospectus. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•
appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•
overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•
meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•
reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•
establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of Xuechu He and Teng Zhou and Dongying Sun. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our memorandum and articles of association and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We have adopted a code of ethics that applies to our officers, directors and employees. Copies of our code of ethics and our board committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will provide a copy of our code of ethics upon request, without charge. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated.  Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regards our initial business combination or we have failed to complete our initial business combination within 24 months of the date of the closing of this offering.

•
Other than with respect to the initial business combination, we have not adopted a policy that expressly prohibits our directors, officers, shareholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•
Our directors and officers may purchase ordinary shares as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any ordinary shares acquired by them in this offering and any ordinary shares acquired by them after this offering in favor of our initial business combination.

•
If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our officers or directors or other parties may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our officers and directors or other parties may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•
The founder shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket will expire worthless if a business combination is not consummated.  Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founder shares.  Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them (except to certain permitted transferees) until 30 days after we have completed our initial business combination.  For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.  In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.  We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have fiduciary duties to act honestly, in good faith and with a view to our best interests.  Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association.  In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations in the case of individuals, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or in the case of individuals such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.  The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Priority/Preference Relative to China Growth Equity Investment Ltd.

Xuesong Song	Mobile Vision Communication Ltd.
Mr. Song is a director of Mobile Vision Communication Ltd. or MVC. MVC is a mobile media content provider and distributor in the PRC. In the event that we seek to acquire an operating business in the mobile media industry in the PRC, a conflict may arise because Mr. Song has a pre-existing relationship with MVC. Such conflict is likely to be resolved in favor of MVC as Mr. Song must present acquisitions on the mobile media sector in the PRC to MVC before presenting to us.

Xuechu He	Honbridge Holdings Ltd.
Mr. He is the chairman of Honbridge Holdings Ltd., a Hong Kong listed investment holding company that focuses on the new and traditional energy and resources sector, highly purified silicon business, as well as publication. In the event that we seek to acquire an operating business in the energy industry in the PRC, a conflict may arise because Mr. He has a pre-existing relationship with Honbridge Holdings Ltd. Such conflict is like to be resolved in favor of Honbridge Holdings Ltd. as Mr. He must present acquisitions on the energy sector in the PRC to Honbridge Holdings Ltd. before presenting to us.

Michael W. Zhang	China TopReach Inc.
Mr. Zhang is a director of China TopReach Inc. or CTR. CTR is an aggregator and operator of print media businesses in the PRC. In the event that we seek to acquire an operating business in the print media sector in the PRC, a conflict may arise because Mr. Zhang has a pre-existing relationship with CTR. Such conflict is likely to be resolved in favor of CTR as Mr. Zhang must present acquisition opportunities in the print media business in the PRC to CTR before presenting to us.

Helios Capital Management Co., Ltd.
Mr. Zhang is also the Managing Partner of Helios Capital Management Co., Ltd. or Helios, a private equity firm focused on Chinese growth companies.  In the event that we seek to acquire a Chinese growth company, a conflict may arise because Mr. Zhang has a pre-existing relationship with Helios, which may be resolved in favor of Helios.

In addition, Xuesong Song, Jin Shi and Michael W. Zhang are each affiliated with Chum Capital Group Limited.  Chum Capital Group Limited is a privately owned merchant bank which invests in growth companies and advises mid-market companies in accessing international capital markets through public listing or mergers and acquisitions.  We do not believe there is any conflict between Messrs. Song’s, Shi’s and Zhang’s responsibilities at Chum Capital Group Limited and their obligations to our company because Chum Capital Group Limited does not make investments in excess of $15 million, and we expect that our initial business combination will be well in excess of this threshold. In addition, Chum Capital has granted us a right of first refusal for any investments in excess of $25 million and/or investments in companies seeking a public offering.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions.  To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any case, we obtain an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank Securities Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.  Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default. We have entered into indemnification agreements with each of our officers and directors which indemnify such individuals to the extent allowable under Cayman Islands law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.  The following table does not reflect beneficial ownership of the 3,966,667 insider warrants because these warrants are not exercisable until the later of one year after the date of this prospectus and 30 days following the consummation of our initial business combination.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Xuesong Song	1,625,000	(3)	94.2%	1,400,000	(3)	18.67%
Jin Shi	1,625,000	(3)	94.2%	1,400,000	(3)	18.67%
Xuechu He	50,000		2.9%	50,000		*
Teng Zhou	50,000		2.9%	50,000		*
Michael W. Zhang	0		0%	0		0%
Xue Bai	0		0%	0		0%
Dongying Sun	0		0%	0		0%
All directors and executive officers as a group (three individuals)	1,725,000		100.0%	1,500,000		20%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is A12 Jianguomenwai Avenue, NCI Tower, Suite 1602, Chaoyang District, Beijing, PRC 100022.

(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture and cancellation of an aggregate of 225,000 ordinary shares held by our initial shareholders.

(3)	Represents shares held by Chum Capital Group Limited, an entity owned entirely by Mr. Xuesong Song and Mr. Jin Shi.

Immediately after this offering, our initial shareholder, which includes the beneficial ownership of all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus).  None of our initial shareholders, officers and directors has indicated to us that he intends to purchase our securities in this offering.  Because of the ownership block held by our initial shareholder, such shareholder may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will be required to forfeit and cancel up to an aggregate of 225,000 ordinary shares on a pro rata basis only to the extent that the over-allotment option is not exercised.  Our initial shareholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

On the date of this prospectus, all of our initial shareholders, including all of our officers and directors, will place their founder shares and insider warrants into an escrow account maintained in New York, New York by American Stock Transfer & Trust Company, acting as escrow agent.  The insider warrants will not be transferable or salable (except to certain permitted transferees) until 30 days following completion of our initial business combination.  Subject to certain limited exceptions, the founder shares will not be transferable or saleable until 12 months following the consummation of our initial business combination; provided however, these shares will be released from escrow if (i) with respect to 50% of such shares, when the closing price of our ordinary shares equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to 50% of such shares, when the closing price of our ordinary shares equals or exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities.  Our initial shareholders have agreed that up to 225,000 of the founder shares will be forfeited by them on a pro rata basis to the extent the underwriters’ over-allotment option is not exercised in full.

All of the founder shares may be released from escrow earlier than as described above if within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of these shares and warrants will not be able to sell or transfer their securities except: (i) to us or any of our officers, directors and employees, or any affiliates or family members of such individuals, (ii) by gift to an affiliate or a member of the holder’s immediate family or to a trust or other entity, the beneficiary of which is one of its officers or directors or a member of their respective immediate families, (iii) by virtue of the laws of descent and distribution upon death of any holder, (iv) pursuant to a qualified domestic relations order, (v) with respect to limited liability companies and partnerships to their respective members or partners, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, or (vii) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased, in the case of each of clauses (i) through (vii), where the transferee agrees to the terms of the escrow agreement.  Shareholders will retain all other rights, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared.  If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow.  If we are unable to effect our initial business combination and liquidate, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their founder shares.

Chum Capital Group Limited, an entity controlled by Messrs. Shi and Song, and two of our directors have committed to purchase the insider warrants (for a total purchase price of $2,975,000) from us.  These purchases will take place on a private placement basis on the date of this prospectus.  The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by these purchasers or their affiliates.  The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days after we have completed our initial business combination.

Messrs. He, Shi, Song, Zhang and Zhou are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

In January 2010, we issued 1,955,000 ordinary shares to the entity set forth below for $25,000 in cash, at a purchase price of approximately $0.013 share, as follows:

Name	Number of Shares	Relationship to Us
Chum Capital Group Limited	1,955,000	Controlled by Messrs. Song and Shi

Our initial shareholder agreed to forfeit, and we subsequently cancelled 230,000 of these shares in March 2011.  In addition, Chum Capital Group Limited transferred 50,000 shares to each of Messrs. He and Zhou for approximately $0.013 per share in March 2011.

If the underwriters do not exercise all or a portion of their over-allotment option, Chum Capital Group Limited and Messrs. He and Zhou have agreed that they will forfeit on a pro rata basis up to an aggregate of 225,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised.

If the underwriters determine the size of this offering should be increased or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at 20% of the number of shares outstanding after this offering.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the insider warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, the initial shareholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the insider warrants (including the ordinary shares issuable upon exercise of the insider warrants) until 30 days after the completion of the our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Chum Capital Group Limited and two of our directors have committed, pursuant to written subscription agreements with us and DLA Piper, as escrow agent, to purchase the 3,966,667 insider warrants (for a total purchase price of $2,975,000) from us.  These purchases will take place on a private placement basis on the date of this prospectus.  The purchase price for the insider warrants will be delivered to DLA Piper, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering.  DLA Piper will deposit the purchase price into the trust account simultaneously with the consummation of this offering.  The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the purchasers or their affiliates.  The purchasers have agreed that the insider warrants will not be sold or transferred by them until (except to certain permitted transferees) 30 days after we have completed our initial business combination.  The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus.  The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate our initial business combination.  In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount such officer or director deems reasonable in their sole discretion.  Each loan would be evidenced by a note and, upon consummation of our initial business combination, either payable without interest or, at such officer or director’s discretion, convertible into warrants of the post business combination entity at a price of $0.75 per warrant.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Xuesong Song has advanced to us $200,000 which was used to pay a portion of our expenses related to this offering.  The loan will be payable without interest on the consummation of this offering.  The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We have also agreed to pay a monthly fee of $10,000 to Chum Capital Group Limited, an affiliate of Messrs. Song and Shi, for office space, utilities and for general and administrative services, including but not limited to receptionist, secretarial and general office services.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.  There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties.  Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.  We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).  A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.  Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions.  The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction.  Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in either case, we obtain an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank Securities Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.  Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 60,000,000 ordinary shares, par value $0.001, and 5,000,000 preferred shares, par value $0.001.  As of the date of this prospectus, 1,725,000 ordinary shares are outstanding, held by three shareholders of record.

Units

The units will begin trading on or promptly after the date of this prospectus.  The ordinary shares and warrants comprising the units will begin separate trading on the fifth business day following the earliest to occur of the expiration of the over-allotment option, its exercise in full or the announcement of the underwriters’ intention not to exercise any remaining portion of the over-allotment option, unless Deutsche Bank Securities Inc. determines to allow earlier separate trading. In no event will separate trading of the ordinary shares and warrants begin until we have filed the Form 8-K and have issued a press release announcing when such separate trading will begin.  We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading.  The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.  If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

The units will continue to trade along with the ordinary shares and warrants after the units are separated.  Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.

Ordinary Shares

Common shareholders of record are entitled to one vote for each share held on all matters to be voted on by holders of ordinary shares. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or we decide to hold a shareholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions to purchase shares of our ordinary shares, if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of the outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any meeting, if required, at which a vote shall be taken to approve a business combination.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of our initial business combination.

As a limited life exempted company, we will continue in existence only until __________________, 2013.  Our initial shareholders have agreed to waive their right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period. However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding-up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their shares of our ordinary shares for cash equal to their pro rata share of the aggregate amount including interest then on deposit in the trust account, but net of any franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein.

Preferred Shares

Our memorandum and articles of association authorize the issuance of 5,000,000 undesignated, or “blank check”,  preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding.  Upon consummation of this offering, we will have 9,966,667 warrants outstanding (or 10,866,667 warrants if the over-allotment option is exercised in full).  Each warrant entitles the registered holder to purchase one ordinary share at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing upon the later of 30 days following the completion of our initial business combination or one year following the completion of the initial public offering. However, the warrants, excluding the insider warrants, will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current.  The warrants will expire five years from the date of the consummation of our initial business combination at 5:00 p.m., New York City time.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by these purchasers or their transferees.  The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days after we have completed our initial business combination.

We may call the warrants for redemption,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.  On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing ordinary share price and the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.  However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.  The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares.  After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.  However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise.  If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination.  The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Shareholders’ Suits.  In principle, we will normally be the proper plaintiff to bring a derivative action and a derivative action may not be brought by a minority shareholder.  However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the U.S. and provides significantly less protection to investors.  Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the U.S.  Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity.  Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.  In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law, 2008 if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2009 Revision).  Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,500,000 ordinary shares outstanding, or 8,625,000 shares if the over-allotment option is exercised in full.  Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.  All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.  All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.  Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 75,000 shares immediately after this offering (or 86,250 if the over-allotment option is exercised in full); and

•
if the ordinary shares are listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 18 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K (or Form 8-K) reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 (or Form 10-K) type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering.  The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. The holders of our founder shares are subject to a lock-up period which lasts until the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the insider warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of our initial business combination.  Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, the initial shareholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the insider warrants (including the ordinary shares issuable upon exercise of the insider warrants) until 30 days after the completion of the our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of our initial business combination, including:

•	the right of public shareholders to exercise redemption rights and surrender their shares in lieu of participating in a proposed business combination;

•
a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate our initial business combination by 24 months after the consummation of this offering;

•	limitation on shareholders’ rights to receive a portion of the trust account; and

•	the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of our initial business combination.  While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of our initial business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of our initial business combination.  We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law.  The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders.  Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

Mergers and Similar Arrangements.  The Companies Law has recently been amended to simplify mergers and consolidations where two or more companies are being formed into a single entity.  Cayman Islands companies may merge or consolidate with other foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation, however the surviving company must be a Cayman Islands company.

Under the new rules a merger or consolidation plan is proposed by the directors of the merging companies and must be authorized by each company by way of:  (i) a shareholder resolution approved by a majority in number, and representing three-quarters in value of the shareholders voting together as one class; or (ii) if the shares to be issued in the surviving company are to have the same rights and economic value as those in the relevant merging company, a special resolution of the shareholders voting together as one class.  Creditors must be asked approve the merger although application can be made to the Grand Court of the Cayman Islands to proceed notwithstanding a dissenting creditor.  If the merger plan is approved it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company.  The Registrar of Companies will then issue a certificate formalizing the merger or consolidation.  The surviving entity remains active while the other company or companies are automatically dissolved.  Unless the shares of a merging company are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”.  We do not anticipate the use of a scheme of arrangement because a business combination can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business.  In the event that a business combination is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose.  The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands.  While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer.  An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

In a scheme of arrangement a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Neither Cayman Islands law, nor our memorandum and articles of association require a majority of our directors to be independent.  Under Cayman Islands law and our memorandum and articles of association shareholders may approve corporate matters by written consent but such consent must be unanimous.  Neither Cayman Islands law nor our memorandum and articles of association allow for cumulative voting.  There is no Cayman Islands law legislative prohibition on the issuance of preferred stock or the adoption of other “poison pill” measures that could prevent a takeover attempt of the Company which may thereby preclude shareholders from realizing a potential premium over the market value of their shares; however, this is subject to the overriding duty of our directors to act in the best interests of the Company and to exercise their powers for a proper purpose.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.  This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders.  The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants.  However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have obtained undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

U.S. Federal Income Taxation

The following is a summary of U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants, which we refer to collectively as our securities, issued pursuant to this offering.  The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the U.S.;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.”  The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our securities.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately.  In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	government or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own 10% or more of our voting shares;

•	a person who acquired shares pursuant to the exercise of a compensatory stock option, in connection with an employee incentive plan or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws.  Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares or warrants through such entities.  If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein.  The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Between Ordinary Shares and Warrants

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share.  For U.S. Federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and each warrant that comprise the unit based on the relative fair market values of each at the time of issuance.  The price allocated to each ordinary share and each warrant generally will be the holder’s tax basis in such share or warrant, as the case may be..

Each U.S. Holder is advised to consult its own tax advisor with respect to the risks associated with an allocation of the purchase price between the ordinary shares and each warrant that comprises a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us.  Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.  Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.  We have not yet determined whether we will maintain calculations of our earnings and profits under U.S. federal income tax principles, and, therefore, whether we will provide information to U.S. Holders necessary to make such determinations with respect to distributions on our ordinary shares.  Dividends paid by us will be taxable to a corporate U.S. Holder at regular corporate rates and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders dividends paid before January 1, 2013 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income), may be taxed at the lower applicable long-term capital gains rate (see “ — Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the U.S., (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met.  It is unclear whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business — Effecting a Business Combination —Redemption Rights for Public Shareholders upon Consummation of our Initial Business Combination”, may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to such lower tax rate for any dividends paid with respect to our ordinary shares. Under published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the U.S. only if they are listed on certain national securities exchanges or on the NASDAQ Stock Market.  Accordingly, any dividends paid on our ordinary shares are not currently expected to qualify for the lower rate.  U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general would include a redemption of warrants or ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), as the case may be, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2013).  Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year.  There is substantial uncertainty, however, as to whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business — Effecting a Business Combination —  Redemption Rights for Public Shareholders upon Consummation of our Initial Business Combination”, may suspend the running of the applicable holding period for this purpose.  The deductibility of capital losses is subject to various limitations.  Gains recognized by a U.S. Holder on a sale, exchange or other disposition of our ordinary shares or warrants generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

Taxation on the Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are acquired by us for cash pursuant to the exercise of a redemption right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the ordinary shares. If that redemption qualifies as a sale of our ordinary shares by the U.S. Holder under Section 302 of the Code, the holder will be treated as described under “Taxation of the Disposition of Ordinary Shares and Warrants” above. If that redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below. The redemption of our ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only shares actually owned by the holder, but also shares that are constructively owned by it. A U.S. Holder may constructively own shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding ordinary shares actually and constructively owned by the U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding ordinary shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the ordinary shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority holder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions Paid on Ordinary Shares”, above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares generally should be added to the holder’s adjusted tax basis in its shares, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our ordinary shares are not then publicly traded, one percent) or more of our ordinary shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of our ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash.  Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant.  The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law.  A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes.  In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant.  If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant.  If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.  In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised.  The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered.  In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised.   A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Warrant holders may only be entitled to cashless exercise in the event that an effective registration statement is in place.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Constructive Dividends on a Warrant

If the terms of a warrant provide for any adjustment to the number of shares of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants.  Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares.  See “ — Taxation of Distributions Paid on Ordinary Shares,” above.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income.  Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents, royalties (not including certain rents and royalties derived in the active conduct of a trade or business), annuities, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year.  However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.  The applicability of the start-up exception to us is uncertain.  After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business.  If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year.  Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly we may be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares, as described below, such holder could be subject to significant adverse tax consequences.  Specifically, a U.S. Holder will be subject to special rules with respect to:

•	any gain recognized (or deemed recognized) by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such holder during a taxable year that are greater than 125% of the average annual distributions received by such holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such holder’s holding period for the ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•
the amount allocated to the taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and any taxable year prior to the first taxable year in which we are a PFIC , will be taxed as ordinary income;

•	the amount allocated to other taxable years will be taxed at the highest tax rate in effect for each year; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year for the period it had been deferred.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of the unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed.  A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants.  As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants.  If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply to such newly acquired shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the holder makes a purging election under the PFIC rules.  The purging election creates a deemed sale of such shares at their fair market value.  The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules, as described above.  As a result of the purging election, the U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS.  A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates.  Retroactive QEF elections may only be made by filing a protective statement with such return or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us.  Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election.  However, we may not have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to its ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first taxable year of its holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of such shares generally will be taxable as capital gain and no special tax or interest charge will be imposed.  As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed.  In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend.  The tax basis of a U.S. Holder’s ordinary shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.  Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who has held our ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years.  A U.S. Holder who makes the QEF election discussed above for our first taxable year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares.  In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the taxable years in which we are not a PFIC.  On the other hand, if the QEF election is not effective for each of the taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election.  If the U.S. Holder makes a valid mark-to-market election for the first taxable year in which the U.S. Holder holds such shares and for which the corporation in which it owns the shares is determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to such shares.  Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its shares at the end of its taxable year over its adjusted basis in the shares.  These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.  The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.  Currently, a mark-to-market election may not be made with respect to warrants.

Under applicable Treasury regulations, the mark-to-market election is available only for stock that is “regularly traded” on a “qualified exchange”.  A “qualified exchange” includes a national securities exchange that is registered with the Securities and Exchange Commission or Nasdaq, or a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value.  Although it is expected that our ordinary shares will be listed on Nasdaq Capital Market (which is a “qualified exchange”) we cannot predict at this time whether there would be sufficient trading activity for our ordinary shares to be treated as “regularly traded.” Accordingly, a U.S. Holder of our ordinary shares may not be able to make a mark-to-market election.  U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC  and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC.  Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC.  U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier Prices.

Under recently enacted legislation, if a U.S. Holder owns (or is deemed to own) ordinary shares during any year that we are a PFIC, a U.S. Holder must annually file IRS Form 8621 (or successor form) providing such information as the IRS may require, whether or not a QEF Election or a mark-to-market election is made

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above.  Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.).  In such cases, a non-U.S. Holder will be taxed on such dividend income in the same manner as a U.S. Holder, as described above.  A corporate non-U.S. Holder may, under certain circumstances, be subject to an additional branch profits tax with respect to effectively connected dividends at a 30% rate or at a lower rate if such corporate non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless:

•
such gain is effectively connected with its conduct of a trade or business in the U.S. (and, if required by applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the U.S.)

•	or the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates.  Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such corporate non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.  Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax.

Backup Withholding and Information Reporting

U.S. Holders generally are subject to information reporting requirements with respect to dividends paid on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares or warrants if the payments are made to or through the U.S. office of a broker, unless the U.S. Holder is a corporation or one of several types of entities and organizations that qualify for exemption.  Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.  In addition, a U.S. Holder will be subject to back-up withholding at the applicable rate (currently at 28%) on dividends paid on ordinary shares, and on the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, unless the U.S. Holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or otherwise establishes an exemption.

A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 (or successor form) or by otherwise establishing an exemption.  Recently enacted legislation imposes withholding at a rate of 30% on payments to certain foreign entities, after December 31, 2012, on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied.  Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

 Backup withholding is not an additional tax.  Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Morgan Joseph TriArtisan LLC
Total	6,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 6,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by Chum Capital Group Limited, an affiliate of our executive officers, and Mr. Xuechu He and Mr. Teng Zhou, two of our directors, of an aggregate of 3,966,667 warrants at a purchase price of $0.75 per warrant in an insider private placement immediately prior to the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 6,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $      per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $      per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 900,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$60,000,000	$69,000,000
Underwriting discount(1)	$0.30	$1,800,000	$2,070,000
Deferred underwriting discount(1)	$0.40	$2,400,000	$2,760,000
Proceeds before expenses(2)	$9.30	$55,800,000	$64,170,000

(1)
Represents the following deferred underwriting discounts and commissions: (i) 2% of the gross proceeds of this offering reduced by the aggregate redemption price of the public shares redeemed in connection with the consummation of our initial business combination, up to $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, will be automatically released to the underwriters upon completion of our initial business combination, and (2) up to 2% of the gross proceeds of this offering, up to a maximum of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, that we may pay to the underwriters in our sole discretion.

(2)	The offering expenses are estimated at $750,000, which are not reflected in the preceding table.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account without any interest accrued thereon, subject to our discretion with respect to the deferred underwriting discount of up to 2% of the gross proceeds of the offering, as described above. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public shareholders along with any interest accrued thereon.

No discounts or commissions will be paid on the sale of the insider warrants.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in this offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Pursuant to a letter agreement, the purchasers of the insider warrants have agreed that such insider warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days following completion of our initial business combination.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

SELLING RESTRICTIONS
China

This prospectus may not be circulated or distributed in the People’s Republic of China (China) and the securities may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz – WpPG). The offer and solicitation of securities to the public in German requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the WpPG. This prospectus and any other document relating to the securities, as well as any information contained therein, must not be supplied to the public in Germany or used in connection with any offer for subscription of the securities to the public in Germany, any public marketing of the securities or any public solicitation for offers to subscribe for or otherwise acquire the securities. The prospectus and other offering materials relating to the offer of securities are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 250 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

India

This document has not been and will not be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. This document and this offering of securities are not and should not be construed as an invitation, offer or sale of any securities to the public in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the securities have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the securities is calculated to result, directly or indirectly, in the securities becoming available for subscription or purchase by persons other than those receiving the invitation or offer.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (SFA) and accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(1)
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2)	where no consideration is given for the transfer; or

(3)	by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of China Growth Equity Investment Ltd. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be disturbed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of China Growth Equity Investment Ltd. in Switzerland.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

DLA Piper US LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933.  Legal matters as to Cayman Islands’ law, as well as the validity of the securities offered in this prospectus, will be passed upon for us by Ozannes.  Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of December 31, 2010 and for the period  from January 18, 2010 (inception) to December 31, 2010 included in this Registration Statement have been so included in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities.  Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC.  We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.  Upon the effectiveness of this registration statement, we will become an Exchange Act reporting company and will file an Exchange Act annual report on Form 10-K and submit interim reports under cover of Form 10-Q. We will be required to file our Form 10-K annual report within 90 days after the end of each fiscal year.  The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHINA GROWTH EQUITY INVESTMENT LTD.
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Shareholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-10

Report of Independent Registered Public Accounting Firm

China Growth Equity Investment Ltd.
Beijing, PRC

We have audited the accompanying balance sheet of China Growth Equity Investment Ltd. (a development stage company) as of December 31, 2010, and the related statements of operations, shareholders' equity, and cash flows for the period from January 18, 2010 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Growth Equity Investment Ltd. as of December 31, 2010, and the results of its operations and its cash flows for the period from January 18, 2010 (inception) to December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

New York, New York
March 8, 2011

CHINA GROWTH EQUITY INVESTMENT LTD.
(A Development Stage Company)

BALANCE SHEET
December 31, 2010

ASSETS
Current assets:
Cash	$167,374
Prepaid expenses	1,098
Deferred offering costs	110,392

Total assets	$278,864
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$64,906
Shareholder loan, net of discount of $7,739	192,261
Due to shareholders	206
Total liabilities	257,373
Shareholders’ equity:
Ordinary shares, $.001 par value Authorized 60,000,000 shares; 1,955,000 shares issued and outstanding	1,955
Additional paid-in capital	42,945
Deficit accumulated during the development stage	(23,409)
Total shareholders’ equity	21,491
Total liabilities and shareholders’ equity	$278,864

The accompanying notes are an integral part of these financial statements

CHINA GROWTH EQUITY INVESTMENT LTD.
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period January 18, 2010 (Inception) to December 31, 2010

Formation costs	$11,248
Interest expense	12,161
Net loss	(23,409)
Weighted average shares outstanding	1,955,000
Basic and diluted net loss per share	$(0.01)

The accompanying notes are an integral part of these financial statements

CHINA GROWTH EQUITY INVESTMENT LTD.
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY
For the Period January 18, 2010 (Inception) to December 31, 2010

	Ordinary Shares		Additional Paid-in	Deficit Accumulated During the Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity
Ordinary shares issued at inception	1,955,000	$1,955	$23,045	$—	$25,000
Interest on shareholder loan	—	—	19,900	—	19,900
Net loss	—	—	—	(23,409)	(23,409)
Balance at December 31, 2010	1,955,000	$1,955	$42,945	$(23,409)	$21,491

The accompanying notes are an integral part of these financial statements

CHINA GROWTH EQUITY INVESTMENT LTD.
(A Development Stage Company)

STATEMENT OF CASH FLOW
For the Period January 18, 2010 (Inception) to December 31, 2010

Cash flows from operating activities
Net loss	$(23,409)
Interest expense on shareholder loan	12,161
Accrued expenses	64,906
Due to shareholders	206
Prepaid expenses	(1,098)
Net cash provided by operating activities	52,766
Cash flows from financing activities
Proceeds from sale of ordinary shares to founding Shareholders	25,000
Proceeds from due to related party	200,000
Deferred offering costs paid	(110,392)
Net cash provided by financing activities	114,608
Net increase in cash	167,374
Cash at beginning of period	-
Cash at end of period	$167,374

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

China Growth Equity Investment Ltd. (the “Company”) is a Cayman Islands limited life exempted company organized as a blank check company for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of an operating business through contractual arrangements, that has its principal business and/or material operations located in the People’s Republic of China.

As of December 31, 2010, the Company had not yet commenced any operations. All activity from January 18, 2010 (inception) to December 31, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 6,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal business and/or material operations located in the People’s Republic of China (“Business Combination”). Furthermore, the Company may not be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $9.95 per unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses and other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. In order to protect the amounts held in the trust account, our officers and directors have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account.  The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, any amounts necessary to purchase up to 15% of the shares sold in this offering may be released to the Company, and the interest income earned on the Trust Account may be released to the Company to fund working capital and to pay the Company’s tax obligations.

The Company will provide shareholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of the initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share, or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full. The initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, the Company intends to consummate the initial business combination and conduct the redemptions without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event the Company conducts redemptions pursuant to the tender offer rules, the Company’s offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a shareholder vote is required by law, or the company decides to hold a shareholder vote for business or other legal reasons, the company will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the company seeks shareholder approval, it will consummate a business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, the initial shareholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public shareholders and to vote any public shares purchased during or after this offering in favor of the initial business combination.

The Company’s Memorandum and Articles of Association provides that the Company will continue in existence only until 24 months from the consummation of the Proposed Offering.

Note 2 — Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Geographical Risk

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Income Taxes

The Company was incorporated as a Cayman Island exempted company and therefore the Company is not currently subject to income tax. Upon consummation of an acquisition as contemplated, the Company may be subject to income tax depending on the jurisdiction of the merged entity’s operations.

Earnings per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The 1,955,000 ordinary shares issued to the Company’s Initial Shareholders were issued for $25,000, which is considerably less than the Proposed Offering per share price, such shares have been assumed to be retroactively outstanding for the period since inception.

There are no potentially dilutive securities as of December 31, 2010.

Recent Accounting Pronouncements

The adoption of recently effective accounting standards did not have a material effect on the Company’s financial statements nor does the Company believe that any other recently issued, but not yet effective, accounting standards will have a material effect on the Company’s financial position or results of operations when adopted.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 6,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 900,000 units solely to cover over allotments, if any). Each Unit consists of one ordinary share, $.001 par value, of the Company and one Redeemable Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $12.00 commencing upon the completion of a Business Combination and expiring five years from the consummation of a Business Combination. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $18.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The total underwriting fee will be 7.0% with 3.0% payable upon completion of the Offering and 4.0% comprised of (1) 2% of the gross proceeds of the Proposed Offering reduced by the aggregate redemption price of the public shares redeemed in connection with the consummation of the Company’s initial Business Combination, up to $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, which will be automatically released to the underwriters upon completion of the Company’s initial Business Combination, and (2) up to 2% of the gross proceeds of this offering, up to a maximum of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters in the Company’s sole discretion.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders' equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Note 5 — Shareholder Loan

The Company has entered into an unsecured promissory note with an officer of the Company in an aggregate principal amount of $200,000. The note does not bear interest and is payable upon the completion of the Proposed Offering.  $19,900 of interest has been imputed on the note at 7% and charged to additional paid-in capital.  The discount is amortized to interest expense on a monthly basis.  Interest expense for the period ended December 31, 2010 was $12,161, with an unamortized balance of $7,739.

Note 6 — Shareholder’s Equity

Ordinary Shares

The Company is authorized to issue up to 60,000,000 ordinary shares, par value $0.001 per share. The holders of the ordinary shares are entitled to one vote for each ordinary share.

As of December 31, 2010, 1,955,000 ordinary shares were issued and outstanding, of which 225,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

In March 2011, the Company’s initial shareholders forfeited, and the Company subsequently cancelled, 230,000 ordinary shares.

Preferred Shares

The Company is authorized to issue up to 5,000,000 preferred shares, par value $0.001 per share. As of December 31, 2010 no preferred shares were issued or outstanding.

Note 7 — Commitments

The Initial Shareholders are expected to execute letter agreements with the Company waiving their rights to receive distributions with respect to their founding ordinary shares upon the Company’s liquidation. The Company’s Insiders and/or their designees have committed to purchase 3,966,667 Warrants (“Insider Warrants”) at $0.75 per Warrant (for an aggregate purchase price of $2,975,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Insider Warrants to be purchased will be identical to the Warrants being offered in the Proposed Offering except that the Insider Warrants may be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as such securities are held by the Insiders or their affiliates. Additionally, all Insiders have waived their rights to receive distributions upon the Company’s liquidation prior to a Business Combination with respect to the Insider Shares. Furthermore, all Insiders have agreed that the Insider Warrants will not be sold or transferred until 30 days after the Company has completed its initial Business Combination.  The Company does not believe that the sale of the warrants to management will result in the recognition of any stock-based compensation because the warrants are being sold at or above fair market value.  However, the actual fair value of the warrants and any stock-based compensation expense will be determined on the date of issuance.  The Company will value the insider warrants by using the Black-Scholes model and observable market-based inputs.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the proposed offering.  The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that the Company register such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Company’s initial Business Combination.  However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the completion of our initial business combination or (B) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after its initial Business Combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the insider warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of the Company’s initial Business Combination.  Notwithstanding the foregoing, in the event the sales price of the Company’s shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up.  In addition, the initial shareholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the insider warrants (including the ordinary shares issuable upon exercise of the insider warrants) until 30 days after the completion of the Company’s initial Business Combination.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Until _______, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

CHINA GROWTH EQUITY INVESTMENT LTD.

6,000,000 Units

PROSPECTUS

Deutsche Bank Securities

Morgan Joseph TriArtisan

_______ ___, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.  Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act, each of whom are accredited investors under Rule 501 of the Securities Act:

Shareholders	Number of Shares
Chum Capital Group Limited	1,955,000

Such shares were issued in January 2010  in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.  The shares issued to the above entity were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.013 per share.  230,000 of these shares were forfeited by our initial shareholders, and subsequently cancelled by us, in March 2011.  Chum Capital Group Limited transferred 50,000 shares to each of Messrs. He and Zhou for $0.013 per share in March 2011.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8.  Exhibits and Financial Statement Schedules.

See Exhibit Index which follows signature page and is incorporated herein by reference.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)           That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser

(b)           The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A.  of Form 10-K at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form S-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form S-3.

(e)          The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on the 5th day of April, 2011.

CHINA GROWTH EQUITY INVESTMENT LTD.

By:	/s/ Jin Shi
Jin Shi
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Xuesong Song and Jin Shi his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Xuesong Song	Chairman of the Board and Chief Financial	April 5, 2011
Xuesong Song	Officer (Principal Financial and Accounting Officer)

/s/ Jin Shi	Chief Executive Officer	April 5, 2011
Jin Shi	(Principal Executive Officer) and Director

/s/ Xuechu He	Vice Chairman of the Board	April 5, 2011
Xuechu He

/s/ Dongying Sun	Director	April 5, 2011
Dongying Sun

/s/ Michael W. Zhang	Director	April 5, 2011
Michael W. Zhang

/s/ Teng Zhou	Director	April 5, 2011
Teng Zhou

Authorized Representative in the U.S.:

DLA Piper US LLP

By:	/s/ William N. Haddad
Name: William N. Haddad
Title: Partner
Date: April 5, 2011

Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of DLA Piper LLP (US).
5.2	Opinion of Mourant Ozannes.
10.1	Promissory Note by and among the Registrant and Xuesong Song, dated as of ___________, 2011.
10.2	Letter Agreement by and among the Registrant, Deutsche Bank Securities Inc. and Officers and Directors, dated as of _________, 2011.
10.3	Letter Agreement by among the Registrant and Deutsche Bank Securities Inc., dated as of _________, 2011.
10.4	Investment Management Trust Agreement by and among the Registrant and American Stock Transfer & Trust Company, dated as of _________, 2011.
10.5	Letter Agreement Regarding Administrative Support by and among the Registrant and Chum Capital Group Limited, dated as of ______, 2011.
10.6	Registration Rights Agreement by among the Registrant and the Initial Shareholders, dated as of ________, 2011.
10.7	Form of Securities Purchase Agreement.
10.8	Form of Sponsor Warrant Purchase Agreement.
10.9	Form of Indemnity Agreement.
10.10	Securities Escrow Agreement among Registrant, American Stock Transfer & Trust Company and the Initial Shareholders (dated as of ________, 2011.
14.1	Code of Ethics.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.3	Consent of Mourant Ozannes (included in Exhibit 5.2).
24	Power of Attorney (included on signature page of this Registration Statement).

* To be filed by amendment.
** Filed previously